     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              VORNADO REALTY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     MARYLAND                                           22-1657560
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                    ORGANIZATION)                          (IRS EMPLOYER IDENTIFICATION NUMBER)
              PARK 80 WEST, PLAZA II,                                  JOSEPH MACNOW
          SADDLE BROOK, NEW JERSEY 07663                          PARK 80 WEST, PLAZA II,
                  (201) 587-1000                              SADDLE BROOK, NEW JERSEY 07663
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                       (201) 587-1000
   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
           PRINCIPAL EXECUTIVE OFFICES)             NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------
                                   COPIES TO:

                             ALAN SINSHEIMER, ESQ.
                           PATRICIA A. CERUZZI, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                       CALCULATION OF REGISTRATION FEE(1)

=================================================================================================================================
                                                                    PROPOSED               PROPOSED
                                           AMOUNT TO BE        MAXIMUM AGGREGATE      MAXIMUM AGGREGATE          AMOUNT OF
  TITLE OF SHARES TO BE REGISTERED          REGISTERED         PRICE PER SHARE(1)     OFFERING PRICE(1)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common shares of beneficial interest,
  par value $0.04 per share..........       5,681,124           $41.3125              $234,701,435            $69,237
=================================================================================================================================

---------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on April 9, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH EACH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED APRIL 14, 1998
PROSPECTUS

                                5,681,124 SHARES
                              VORNADO REALTY TRUST
                                 COMMON SHARES

                            ------------------------

     This Prospectus relates to (i) the possible issuance by Vornado Realty Trust ("Vornado") of up to 5,681,124 common shares of beneficial interest, par value $0.04 per share ("Common Shares"), if, and to the extent that, Vornado elects to issue such Common Shares (the "Redemption Shares") to holders of up to 5,681,124 units of limited partnership interest ("Units") in Vornado Realty L.P. (the "Operating Partnership"), of which Vornado is the sole general partner and owns an approximately 89.9% limited partnership interest as of April 8, 1998, upon the tender of such Units for redemption; and (ii) the offer and sale from time to time by the holders thereof of any Redemption Shares that may be issued to and held by persons who may be affiliates of Vornado (the "Selling Shareholders").

     The Units that may be redeemed for Redemption Shares were issued in connection with the acquisition of interests in all or a portion of seven Manhattan office buildings and a management company held by Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them (the "Mendik Group") and certain of their affiliates on April 15, 1997 (the "Mendik Transaction"). Vornado has registered the Redemption Shares to permit the holders thereof to sell such shares without restriction in the open market or otherwise, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof. See "Vornado and the Operating Partnership."

     Vornado will acquire Units in the Operating Partnership in exchange for any Redemption Shares that Vornado may issue to the Unit holders.

     Vornado's Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "VNO." In order to maintain Vornado's qualification as a real estate investment trust ("REIT") for federal income tax purposes and for other purposes, Vornado's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), provides that no person may own more than 6.7% of the outstanding Common Shares. Shares owned in excess of such limit shall be deemed "Excess Shares" pursuant to Vornado's Declaration of Trust, in which case the holder will lose certain ownership rights with respect to such shares and Vornado will have the right to purchase such Excess Shares from the holder. See "Description of Common Shares."

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     The Selling Shareholders from time to time may offer and sell Common Shares held by them (the "Secondary Shares") in one or more transactions (which may involve block transactions) on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each of the Selling Shareholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares.

     The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     Vornado will not receive any of the proceeds from the sale of any Secondary Shares by the Selling Shareholders but has agreed to bear certain expenses of registration of the Secondary Shares under Federal and state securities laws, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

                            ------------------------

                 The date of this Prospectus is April --, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VORNADO, THE OPERATING PARTNERSHIP, THE SELLING SHAREHOLDERS OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES OR THE OPERATING PARTNERSHIP SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     All references to "Vornado" in this prospectus shall be deemed to refer to Vornado Realty Trust; all references to the "Operating Partnership" in this prospectus shall be deemed to refer to Vornado Realty L.P.; and all references to the "Company" in this prospectus shall be deemed to include Vornado and its consolidated subsidiaries, including the Operating Partnership.

                             AVAILABLE INFORMATION

     Vornado is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Vornado files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Vornado with the Commission can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and from a web site maintained by the Commission on the World Wide Web that contains reports, proxy and information statements and other information on registrants, such as Vornado , that must file such material with the Commission electronically. The Commission's address on the World Wide Web is "http://www.sec.gov". Vornado's Common Shares are listed on the NYSE and similar information can be inspected and copied at the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by Vornado with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and related exhibits for further information with respect to Vornado and the Common Shares offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Vornado with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

     (1) Vornado's Annual Report on Form 10-K (File No. 001-11954) for the fiscal year ended December 31, 1997, as amended by Form 10-K/A, filed with the Commission on April 8, 1998, and by Form 10-K/A-1, filed with the Commission on April 13, 1998; and

     (2) Vornado's Current Report on Form 8-K (File No. 001-11954), dated December 16, 1997, as amended by Form 8-K/A, dated November 18, 1997 and filed with the Commission on February 3, 1998. Vornado's Current Report on Form 8-K (File No. 001-11954), dated January 26, 1998 and filed with the Commission on January 29, 1998, as amended by Form 8-K/A, dated January 26, 1998 and filed with the Commission on February 9, 1998, Vornado's Current Report on Form 8-K (File No. 001-11954), dated January 29, 1998 and filed with the Commission on January 30, 1998 and Vornado's Current Report on Form 8-K (File No. 001-11954), dated April 1, 1998 and filed with the Commission on April 8, 1998, as amended by Form 8-K/A, dated April 1, 1998 and filed with the Commission on April 9, 1998.

     All other documents and reports filed with the Commission by Vornado pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering of the Common Shares shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Vornado will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to the Secretary of Vornado, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, telephone number (201) 587-1000.

          CAUTIONARY STATEMENT CONCERNING FORWARD - LOOKING STATEMENTS

     Certain statements contained herein or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain factors could cause actual results to differ materially from those in the forward-looking statements. Factors that might cause such a material difference include, but are not limited to, (a) changes in the general economic climate, (b) local conditions such as an oversupply of space or a reduction in demand for real estate in the area, (c) conditions of tenants, (d) competition from other available space, (e) increased operating costs and interest expense, (f) the timing of and costs associated with property improvements, (g) changes in taxation or zoning laws, (h) government regulations, (i) failure of Vornado to continue to qualify as a REIT, (j) availability of financing on acceptable terms, (k) potential liability under environmental or other laws or regulations and (l) general competitive factors. See "Risk Factors".

                                  RISK FACTORS

     Prospective investors and holders of Units (each a "Limited Partner") should carefully consider, among other factors, the matters described below.

SPECIAL CONSIDERATIONS APPLICABLE TO REDEEMING PARTNERS

  TAX CONSEQUENCES OF REDEMPTION OF UNITS

     The exercise by a Limited Partner of his or her right to require the redemption of his or her Units will be treated for tax purposes as a sale of the Units by the Limited Partner. Such a sale will be fully taxable to the redeeming Limited Partner and such redeeming Limited Partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in the exchange plus the amount of the Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) considered allocable to the redeemed Units at the time of the redemption. Depending upon a Limited Partner's particular circumstances, it is possible that the amount of gain recognized (or even the tax liability resulting from such gain) could exceed the amount of cash and the value of other property (e.g., Redemption Shares) received upon such disposition. See "Redemption of Units -- Tax Consequences of Redemption."

  POTENTIAL CHANGE IN INVESTMENT UPON REDEMPTION OF UNITS

     Unless Vornado elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, a redeeming Limited Partner will receive cash on the Specified Redemption Date (as defined below) from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. In lieu of the Operating Partnership's acquiring the Units for cash, Vornado has the right (except as described below, if the Common Shares are not publicly traded) to elect to acquire the Units on the Specified Redemption Date directly from a Limited Partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and upon such acquisition, Vornado will become the owner of such Units. See "Redemption of Units." If a redeeming Limited Partner receives cash, the redeeming Limited Partner will no longer have any interest in the Company and will not benefit from any subsequent increases in share price and will not receive any future distributions from the Company (unless the Limited Partner currently owns or acquires in the future additional Common Shares or Units). If a redeeming Limited Partner receives Common Shares, the redeeming Limited Partner will become a shareholder of Vornado rather than a holder of Units in the Operating Partnership. Although an investment in Common Shares is substantially equivalent to an investment in Units in the Operating Partnership, there are some differences between ownership of Units and ownership of Common Shares relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees and investor voting and other rights. These differences, some of which may be material to investors, are discussed in "Comparison of Ownership of Units and Common Shares."

REAL ESTATE INVESTMENT CONSIDERATIONS

  GENERAL

     Real property investments are subject to varying degrees of risk. Real estate values are affected by changes in the general economic climate, local conditions such as an oversupply of or a reduction in demand for real estate in the area, the attractiveness of the Company's properties to tenants, the quality, philosophy and performance of management, competition from comparable properties, inability to collect rent from tenants, the effects of any bankruptcies of major tenants, changes in market rental rates, the need to periodically repair, renovate and rent space and to pay the costs thereof (including, without limitation, substantial tenant improvement and leasing costs of re-leasing office space), and increases in operating costs due to inflation and other factors (including increased real estate taxes), which increases may not necessarily be passed through fully to tenants. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. Changes in any of the foregoing factors could result in a decline in rents obtained and/or occupancy levels at the Company's properties. A decline in rental revenues could result in a lower level of funds available for distribution to Vornado's shareholders.

  DEPENDENCE ON TENANTS

     The Company's results of operations will depend on its ability to continue to lease space in its real estate properties on economically favorable terms. In addition, as substantially all of the Company's income is derived from rentals of real property, the Company's income and funds available for distribution to Vornado's shareholders would be adversely affected if a significant number of the Company's lessees were unable to meet their obligations to the Company. In the event of default by a lessee, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. Currently only one of the Company's tenants, Bradlees, Inc. ("Bradlees"), represents more than 10% of the Company's pro forma revenues. Bradlees accounted for approximately 10.5% of total property rentals (4.2% of total pro forma property rentals) for the year ended December 31, 1997.

  BANKRUPTCY OF TENANTS

     There have been a number of recent bankruptcies in the retail industry, including certain tenants of the Company. The bankruptcy or insolvency of a major tenant may have a material adverse effect on the shopping centers affected and the income produced by such properties and may make it substantially more difficult to lease the remainder of the affected shopping center. The Company's leases generally do not contain restrictions designed to ensure the creditworthiness of the tenant. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds from operations available for distribution to Vornado's shareholders.

     In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Company currently leases 16 locations in shopping centers to Bradlees. Of these locations, the leases for 14 are fully guaranteed by Stop & Shop Companies, Inc. ("Stop & Shop"), a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent. During 1996, Bradlees rejected three leases and assigned one lease to Kohl's Department Stores, Inc. These four leases are fully guaranteed by Stop & Shop. Each of the three locations rejected by Bradlees are currently vacant. The balance of the space in two of the affected shopping centers is substantially leased and occupied. The remaining shopping center was previously 100% occupied by Bradlees and such space remains vacant. The bankruptcy of Bradlees may have a negative effect on the Company's ability to lease the shopping centers affected. Montgomery Ward & Co., Inc. (a previous lessee currently operating under Chapter 11 of the U.S. Bankruptcy Code) remains liable on eight of the leases guaranteed by Stop & Shop, including the rent it was obligated to pay -- approximately 70% of current rent. The failure of Stop & Shop to perform its obligations with respect to these leases could result in a decline in the level of the Company's rental revenues and, as a result, in a lower level of funds from operations being available for distribution to Vornado's shareholders.

  ACQUISITION AND DEVELOPMENT RISKS

     The Company may acquire or develop properties or acquire other real estate companies when it believes that an acquisition or development is consistent with its business strategies. In addition, the Company anticipates that, in certain circumstances, it may use Units as consideration for acquisitions from tax-sensitive sellers and, in connection with such acquisitions, it may agree to certain restrictions on the Company's ability to sell, or reduce the mortgage indebtedness on, such acquired assets, including agreeing not to sell properties for significant periods of time. These transactions also may increase the Operating Partnership's indebtedness as a percentage of the Company's asset value or market capitalization, which may impair the ability of the Company to take actions that would otherwise be in the best interests of Vornado and its shareholders. A significant increase in the level of the Company's indebtedness could affect the Operating Partnership's ability to make required principal and interest payments with respect to indebtedness. See also "-- Leverage."

  ILLIQUIDITY OF ASSETS; RESTRICTIONS ON DISPOSITIONS OF MORTGAGED PROPERTIES

     Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, the Company's income and funds available for distribution to Vornado's shareholders would be adversely affected. A portion of the Company's properties are mortgaged to secure payment of indebtedness, and if the Company were unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the properties by the mortgagee. In addition, if it becomes necessary or desirable for the Company to dispose of one or more of the mortgaged properties, the Company might not be able to obtain release of the lien on such mortgaged property. The foreclosure of a mortgage on a property or inability to sell a property could affect the level of funds available for distribution to Vornado shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and the Notes to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997, incorporated in this Prospectus by reference, for information regarding the terms of the mortgages encumbering the Company's properties.

SUBSTANTIAL INFLUENCE OF CONTROLLING SHAREHOLDER; POSSIBLE CONFLICTS OF INTEREST; RELATED PARTY TRANSACTIONS

     As of December 31, 1997, Interstate Properties, a New Jersey general partnership ("Interstate"), owned 16.6% of the outstanding Common Shares of Vornado (assuming conversion of all Units) and Units of the Operating Partnership. Steven Roth, Chairman of the Board and Chief Executive Officer of the Company, is the managing general partner of Interstate. Mr. Roth, David Mandelbaum and Russell B. Wight, Jr. are the three partners of Interstate. Messrs. Roth, Mandelbaum and Wight and Interstate owned, in the aggregate, 19.8% of the outstanding Common Shares of Vornado and Units of the Operating Partnership as of December 31, 1997.

     As of December 31, 1997, the Company owned 29.3% of the outstanding common stock of Alexander's Inc., a Delaware corporation ("Alexander's"). Alexander's is a real estate investment trust engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores (which ceased operations in 1992) formerly operated. Alexander's has nine properties which are located in the New York City region. Interstate owns an additional 27.1% of the outstanding common stock of Alexander's as of such date. Mr. Roth, Vornado's Chief Executive Officer, and Michael D. Fascitelli, Vornado's President, are directors of Alexander's. Messrs. Mandelbaum, Richard R. West and Wight, members of Vornado's Board of Trustees, are also members of the Board of Directors of Alexander's.

     The Company has formed Vornado Operating, Inc. ("Vornado Operating") to own assets that Vornado could not itself own and conduct activities that Vornado could not itself conduct. Vornado Operating will be able to do so because it will be taxable as a regular corporation rather than as a REIT for taxable years after 1998. Vornado Operating has filed a registration statement with the Commission with respect to its proposed spin-off from the Company. If the spin-off takes place, the Operating Partnership will distribute pro rata to its partners, including Vornado, the shares of Vornado Operating, and Vornado will distribute pro rata to holders of its Common Shares the shares it receives. If the spin-off takes place, the Company and Vornado Operating intend to enter into an Intercompany Agreement pursuant to which, among other things, (a) the Company will agree under certain circumstances to offer Vornado Operating an opportunity to become the lessee of certain real property owned now or in the future by Vornado (under mutually satisfactory lease terms) and (b) Vornado Operating will agree not to make any real estate investment or other REIT-qualified investment unless it first offers the Company the opportunity to make such investment and the Company has rejected that opportunity. The Company currently expects to capitalize Vornado Operating with an equity contribution of $25 million of cash, and currently intends to extend to Vornado Operating a $75 million unsecured five-year revolving line of credit. The Intercompany Agreement and the Credit Agreement were not subject to arms-length negotiation because Vornado Operating is currently a subsidiary of the Company. Accordingly, there can be no assurance that the terms of these agreements are comparable to those the Company could have negotiated with an unaffiliated third party. The Company expects that four members of the Company's Board of Trustees (including Messrs. Roth and Fascitelli) will be members of Vornado Operating's Board of Directors, and each member of senior management of Vornado Operating will hold a corresponding position with the Company. Members of the Company's Board of Trustees and Vornado Operating's Board of Directors and senior management may have different percentage equity interests in the Company and Vornado Operating. No assurance can be given concerning the timing of any such transactions, or whether such transactions will occur.

     Because of the foregoing, Mr. Roth and Interstate may have substantial influence on the Company, Alexander's and Vornado Operating and on the outcome of any matters submitted to the Company's, Alexander's or Vornado Operating's shareholders or stockholders for approval. In addition, certain decisions concerning the operations or financial structure of the Company may present conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate and the Company's other shareholders. In addition, Mr. Roth and Interstate engage in a wide variety of activities in the real estate business which may result in conflicts of interest with respect to certain matters affecting the Company, Alexander's or Vornado Operating, such as determination of which of such entities or persons, if any, may take advantage of potential business opportunities, decisions concerning the business focus of such entities (including decisions concerning the types of properties and geographic locations in which such entities make investments), demands on the time of Mr. Roth and certain of the executive officers of the Company and changes of existing arrangements between Mr. Roth, the Company, Interstate and Vornado Operating, potential competition between business activities conducted, or sought to be conducted, by the Company, Interstate, Alexander's and Vornado Operating (including competition for properties and tenants), possible corporate transactions (such as acquisitions) and other strategic decisions affecting the future of such parties.

     Bernard H. Mendik, the Company's co-chairman, owns direct and indirect managing general partner interests in two properties (Two Park Avenue and 330 Madison Avenue) in which the Company owns a partial interest, direct and indirect interests in numerous additional office properties and other real estate assets, and interests in certain property services businesses, including in businesses which provide cleaning and related services, security services and facilities management services, which interests may give rise to certain conflicts of interest concerning the fulfillment of Mr. Mendik's responsibility as a trustee of the Company.

     The Mendik Group owns an entity which provides cleaning and related services and security services to office properties. The Company has entered into contracts with the Mendik Group to provide such services to certain office properties in which the Company owns a 100% interest. Although the terms and conditions of the contracts pursuant to which these services will be provided were not negotiated at arms' length, the Company believes based upon comparable fees charged to other real estate companies, that the terms and conditions of such contracts are fair to the Company, although there can be no assurance to this effect.

  ALEXANDER'S MANAGEMENT AND DEVELOPMENT AGREEMENT

     Pursuant to a Management and Development Agreement (the "Management Agreement") between the Company and Alexander's, the Company has agreed to manage Alexander's business affairs and manage and develop Alexander's properties for an annual fee. The Management Agreement was assigned by the Company to Vornado Management Corp. ("VMC"), a New Jersey corporation. The Company owns 100% of the outstanding shares of non-voting preferred stock of VMC (which entitles the Company to 95% of the economic benefits of VMC through distributions), and Messrs. Roth and West own 100% of the outstanding shares of common stock of VMC. The Company also acts as a leasing agent for Alexander's properties on a fee basis under a leasing agreement. In addition, the Company lent Alexander's $45 million, the subordinated tranche of a $75 million secured financing, the balance of which was funded by a bank. None of Mr. Roth, Interstate or Vornado is obligated to present to Alexander's any particular investment opportunity which comes to his or its attention, even if such opportunity is of a character which might be suitable for investment by Alexander's.

  LEASING SERVICES PROVIDED TO OTHER PROPERTIES

     The Mendik Management Company Inc. (the "Management Corporation") (which is controlled by Messrs. Mendik, Greenbaum and Fascitelli and not by the Company) provides management and leasing services to properties in which the Company owns less than a 100% interest as well as to other office properties (including several properties in which the Mendik Group has an interest). Certain conflicts of interest may result from the Management Corporation providing leasing services both to properties in which the Company has an interest and other properties in which the Mendik Group has an interest.

LACK OF CONTROL OF AFFILIATES

     Certain of the Company's businesses are currently conducted by corporations in which the Company owns all of the preferred stock ("preferred stock affiliates") and none of the common equity. Ownership of the preferred stock entitles the Company to substantially all of the economic benefits of such affiliates. The common stock of the preferred stock affiliates is owned by officers and/or trustees of Vornado. Accordingly, the Company is not able to elect the boards of directors of the preferred stock affiliates, and does not have the authority to control the management and operations of such affiliates. As a result, the Company does not have the right to control the timing or amount of dividends paid by such affiliates and, therefore, does not have the authority to require that funds be distributed to it by any of these entities.

DEPENDENCE ON DIVIDENDS AND DISTRIBUTIONS OF SUBSIDIARIES

     Vornado is a real estate investment trust formed under Title 8 (the "Maryland REIT Law") of the Corporations and Associations Article of the Annotated Code of Maryland. Substantially all of Vornado's assets consist of its partnership interests in the Operating Partnership, of which Vornado is the general partner. Substantially all of the Operating Partnership's properties and assets are held through subsidiaries. Any right of Vornado's shareholders to participate in any distribution of the assets of any of the Company's indirect subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and any consequent right of the Company's security holders to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred stockholders, if any, of the Operating Partnership and such subsidiary, except to the extent the Company has a claim against such subsidiary as a creditor of such subsidiary. In addition, in the event that claims of the Company as a creditor of a subsidiary are recognized, such claims would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. See also "-- Potential Anti-takeover Effects of Charter Documents and Applicable Law" and "-- Leverage".

LEVERAGE

     As of December 31, 1997, the Company had aggregate indebtedness outstanding of approximately $956.7 million, approximately $586.7 million of which is secured by Company properties. The Operating Partnership's ability to make required principal and interest payments with respect to indebtedness represented by its debt securities (the "Debt Securities") depends on the earnings of its subsidiaries and on its ability to receive funds from such subsidiaries through dividends or other payments since the Debt Securities are obligations of the Operating Partnership only and its subsidiaries are not obligated or required to pay any amounts due pursuant to the Debt Securities or to make funds available therefor in the form of dividends or advances to the Operating Partnership. Of the approximately $956.7 million of outstanding indebtedness, Vornado Finance L.P., a Delaware limited partnership and subsidiary of the Operating Partnership ("Vornado Finance"), has outstanding an aggregate of $227,000,000 of 6.36% Collateralized Notes Due December 1, 2000 (the "Collateralized Notes"), secured by a mortgage note, mortgage and various other instruments, documents and agreements executed in connection therewith by other subsidiaries of the Operating Partnership owning, in the aggregate, the interests in 44 of the Company's properties.

     The indenture relating to the Collateralized Notes of Vornado Finance provides that all cash flows from the 44 Company properties which are collateral for the Collateralized Notes will be deposited in a segregated trust account. So long as no event of default under the indenture has occurred and is continuing, Vornado

Finance may withdraw funds from such trust account to the extent that the amounts in such account exceed a certain minimum reserve level. Such minimum reserve level equals the sum of (i) the amount of current or past due operating expenses of Vornado Finance and its subsidiaries, (ii) indebtedness of Vornado Finance and its subsidiaries due prior to such withdrawal and (iii) accrued and unpaid interest on the Collateralized Notes; provided that (a) if the debt service coverage ratio (as defined in the indenture relating to the Collateralized Notes) is less than 2.0 and greater than or equal to 1.8, the amount in (iii) above is increased by an amount equal to six months interest on the Collateralized Notes and (b) if the debt service coverage ratio is less than 1.8, the amount in (iii) above is increased by an amount equal to 18 months interest on the Collateralized Notes. As a result of these limitations on cash flows relating to such properties, which cash flows represented approximately 55.4% of cash flows from properties of the Operating Partnership and its consolidated subsidiaries in 1997, the Operating Partnership's ability to pay interest and principal on its Debt Securities may be adversely affected.

     Vornado has historically maintained a relatively low level of debt to market capitalization of between 15% and 35%. As of December 31, 1997, the level of the Company's debt to market capitalization was 24%. In the future, in connection with Vornado's strategy for growth, this percentage may increase. This policy may be reviewed and modified from time to time by the Company without the vote of shareholders.

GEOGRAPHIC CONCENTRATION

     For the year ended December 31, 1997, 82% of the Company's revenues were derived from properties located in New York City and New Jersey. In addition, the Company may concentrate a significant portion of its future acquisitions in New York City and New Jersey. Like other real estate markets, the real estate market in New York City and New Jersey experienced economic downturns in the past, including most recently in the late 1980s and early 1990s. Future declines in the economy or the real estate markets in New York City and New Jersey could adversely affect the Company's financial performance. The Operating Partnership's financial performance and its ability to make distributions to its partners, including Vornado, are dependent on conditions in the economy and the real estate markets in New York City and New Jersey, which may be affected by a number of factors, including the economic climate in New York City and New Jersey (which may be adversely affected by business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics, increased telecommuting, infrastructure quality in New York City and New Jersey and other factors) and conditions in the real estate markets in New York City and New Jersey (such as oversupply of or reduced demand for real estate). There can be no assurance as to the continued strength of the economy, or the continued strength of the real estate markets, in New York City and New Jersey.

POTENTIAL COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

     Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other Federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks are also regulated by Federal and state laws. In connection with the ownership, operation and management of its properties, the Company could be held liable for the costs of remedial action with respect to such regulated substances or tanks or related claims.

     Each of the Company's properties has been subjected to varying degrees of environmental assessment, which generally did not include soil sampling or subsurface investigations, at various times. The environmental assessments did not reveal any environmental condition or liability that the Company believes will have a material adverse effect on the Company's business, assets or results of operations. However, there can be no assurance that the identification of new areas of contamination, change in the extent or known scope of contamination, the discovery of additional sites or changes in cleanup requirements would not result in significant costs to the Company.

COMPETITION

     The real estate industry is highly competitive. The Company's success depends upon, among other factors, the trends of the national and local economies, the financial condition and operating results of current and prospective tenants, the availability and cost of capital. Interest rates, construction and renovation costs, income tax laws, governmental regulations and legislation, population trends, the market for real estate properties in the New York metropolitan area, zoning laws and the ability of the Company to lease, sublease or sell its properties at profitable levels. The Company competes with a large number of real estate property owners. Principal means of competition are rents charged, attractiveness of location and the quality of service. The Company's properties are principally located in the New York metropolitan area, a highly competitive market. The economic condition of this market may be significantly influenced by supply and demand for space and the financial performance and productivity of the financial insurance and real estate industries. An economic downturn may adversely affect the Company's performance.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of Steven Roth, the Chairman and Chief Executive Officer of Vornado, and Michael D. Fascitelli, the President of Vornado. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company.

CONSEQUENCES OF THE FAILURE TO QUALIFY OR REMAIN QUALIFIED AS A REIT

     Although Vornado's management believes that Vornado will remain organized and will continue to operate so as to qualify as a REIT for Federal income tax purposes, no assurance can be given that it will remain so qualified. Qualification as a REIT for Federal income tax purposes involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for which there are only limited judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the control of Vornado may impact its ability to maintain its qualification as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the requirements for qualification as a REIT or the Federal income tax consequences of such qualification. Vornado, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect its ability to operate in such a manner as to maintain its qualification as a REIT.

     If, with respect to any taxable year, Vornado fails to maintain its qualification as a REIT, it would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to Federal income tax (including any applicable alterative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to shareholders would be reduced for the year or years involved, and distributions would no longer be required to be made. In addition, unless entitled to relief under certain statutory provisions, Vornado would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Notwithstanding that Vornado currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in the best interest of Vornado and its shareholders to revoke the REIT election.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CHARTER DOCUMENTS AND APPLICABLE LAW

     Generally, for Vornado to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of beneficial interest of Vornado may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of

Vornado's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). The Declaration of Trust, subject to certain exceptions, provides that no person may own more than 6.7% of the outstanding Common Shares or 9.9% of the outstanding preferred shares of beneficial interest, no par value per share ("Preferred Shares"). These restrictions on transferability and ownership may delay, defer or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. See "Description of Common Shares -- Restrictions on Ownership."

     Vornado's Board of Trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year staggered terms. Staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of Vornado, even though a tender offer or change in control might be in the best interest of the shareholders. Vornado's Declaration of Trust authorizes the Board of Trustees to cause Vornado to issue additional authorized but unissued shares of Common Shares or Preferred Shares and to classify or reclassify, in one or more series, any unissued Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. Although the Board of Trustees has no such intention at the present time, it could establish a series of Preferred Shares that could, depending on the terms of such series, delay, defer or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The Declaration of Trust and Vornado's Bylaws contain other provisions that may delay, deter or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders.

     Under the Maryland General Corporation Law, as amended ("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder") or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. The provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has adopted a resolution exempting any business combination between any trustee or officer of Vornado (or their affiliates) and Vornado. As a result, the trustees and officers of Vornado and their affiliates may be able to enter business combinations with Vornado which may not be in the best interest of shareholders and, with respect to business combinations with other persons, the business combination provisions of the MGCL may have the effect of delaying, deferring or preventing a change in the control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders.

                     VORNADO AND THE OPERATING PARTNERSHIP

     Vornado is a fully-integrated real estate investment trust organized under the laws of the state of Maryland. In April 1997, Vornado transferred substantially all of its assets to the Operating Partnership, a Delaware limited partnership. As a result, Vornado now conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. Vornado is the sole general partner of, and owns an approximately 89.9% limited partnership interest in, the Operating Partnership as of December 31, 1997. The Operating Partnership currently owns: (i) 59 shopping center properties in seven states and Puerto Rico containing 12.4 million square feet, including 1.4 million square feet built by tenants on land leased from the Company; (ii) all or portions of 14 office building properties in the New York City metropolitan area (primarily Manhattan) containing 8.4 million square feet;
(iii) eight warehouse/industrial properties in New Jersey containing 2.0 million square feet; (iv) approximately 29.3% of the outstanding common stock of Alexander's, which has nine properties in the New York City metropolitan area;
(v) a 60% interest in two partnerships that own Americold Corporation and URS Logistics, Inc., which collectively own and operate 80 warehouse facilities with an aggregate of approximately 394 million cubic feet of refrigerated, frozen and dry storage space; (vi) a 40% interest in a hotel containing 800,000 square feet of space with 1,700 rooms and 400,000 square feet of retail and office space;
(vii) a 15% limited partnership interest in Charles E. Smith Commercial Realty, L.P., a limited partnership which owns interests in and manages approximately
7.2 million square feet of office properties in Crystal City, Arlington, Virginia, a suburb of Washington D.C., and manages an additional 14 million square feet of office and other commercial properties in the Washington, D.C. area; (viii) the Merchandise Mart and the Apparel Center in Chicago and the Washington Design Center and the Washington Office Center in Washington, D.C., which contain approximately 5.3 million square feet and a company that manages such properties and trade shows; and (ix) other real estate and investments in mortgages collateralized by various office, restaurant and other retail properties.

     The executive offices of Vornado and the Operating Partnership are located at Park 80 West, Plaza II, Saddle Brook, N.J. 07663; telephone (201) 587-1000.

                                USE OF PROCEEDS

     Vornado will not receive any cash proceeds from the issuance of the Redemption Shares or the sale of any Secondary Shares by the Selling Shareholders but will acquire Units in the Operating Partnership in exchange for any Redemption Shares that Vornado may issue to a redeeming Limited Partner.

                              REDEMPTION OF UNITS

     At any time after a holding period of one year (two years in the case of Mendik/FW LLC (as defined in "Description of Units -- General") and certain members of the Mendik Group) following April 15, 1997 (the "Initial Holding Period") (subject to compliance with the securities laws, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 20, 1997, as amended (the "Partnership Agreement"), and the ownership limits with respect to Common Shares set forth in the Declaration of Trust), holders of Class C, Class D and Class E Units will have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Common Share for each Unit redeemed or, at the option of Vornado, one Common Share for each Unit tendered (the "Unit Redemption Right").

     Subject to certain limitations, Limited Partners (other than Vornado or any subsidiary of Vornado) may exercise their Unit Redemption Right by providing a Notice of Redemption substantially in the form set forth as an exhibit to the Partnership Agreement to the Operating Partnership, with a copy to Vornado, after the expiration of the Initial Holding Period. Unless Vornado elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, a redeeming Limited Partner will receive cash on the Specified Redemption Date from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The "Specified Redemption Date" means the tenth Business Day (i.e., a day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close) after receipt by Vornado of a Notice of Redemption; provided, that if Vornado's Common Shares are not publicly traded, the Specified Redemption Date means the thirtieth Business Day after receipt by Vornado of a Notice of Redemption. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the NYSE for the ten trading days before the day on which the Notice of Redemption was received by Vornado or, if such date is not a Business Day, the first Business Day thereafter (the "Cash Redemption Price").

     In lieu of the Operating Partnership's acquiring the Units for cash, Vornado has the right (except as described below, if the Common Shares are not publicly traded) to elect to acquire the Units on the Specified Redemption Date directly from a Limited Partner exercising the Unit Redemption Right, in exchange for either the Cash Redemption Price or Common Shares, and upon such acquisition, Vornado will become the owner of such Units. In either case, acquisition of such Units by Vornado will be treated as a sale of the Units to Vornado for Federal income tax purposes. See "-- Tax Consequences of
Redemption -- Tax Treatment of Redemption of Units." In the event that Vornado determines to acquire the Units in exchange for Common Shares, the total number of Common Shares to be paid to the partner redeeming the Units shall be equal to the product of the number of Units times the Conversion Factor. See "Description of Units -- Sales of Assets" for a discussion of the Conversion Factor, which is
1.0 as of the date hereof. Any Class C, Class D or Class E Units acquired by Vornado in connection with satisfaction of the Unit Redemption Right will automatically convert to Class A Units upon acquisition by Vornado. Vornado currently anticipates that it generally will elect to acquire directly Units tendered for redemption and to issue Common Shares in exchange therefor rather than paying cash, although the determination whether to pay cash or issue Common Shares upon redemption of Units will be made by Vornado at the time Units are tendered for redemption.

     Upon exercise of the Unit Redemption Right, the Limited Partner's right to receive distributions for the Units so redeemed or exchanged will cease, unless the record date for such distribution was a date prior to the Specified Redemption Date. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares on the Specified Redemption Date to the Unit holder seeking redemption would be prohibited either under the provisions of Vornado's Declaration of Trust or under applicable Federal or state securities laws as long as the Common Shares are publicly traded.

     Pursuant to the Partnership Agreement, each Limited Partner agreed with Vornado that all Units delivered for redemption shall be delivered to the Operating Partnership or Vornado, as the case may be, free and clear of all liens, and neither Vornado nor the Operating Partnership shall be under any obligation to acquire Units which are or may be subject to any liens. Each Limited Partner has also agreed to pay any state or local property transfer tax that is payable as a result of the transfer of his or her Units to the Operating Partnership or Vornado.

     The assignee of a Limited Partner may exercise the Unit Redemption Right of such Limited Partner, in which event the redemption price shall be paid directly to such assignee and not to such Limited Partner.

     In the event that Vornado provides notice to the Limited Partners that it intends to make an extraordinary distribution of cash or property to its shareholders or to effect a merger, a sale of all or substantially all of its assets or any other similar extraordinary transaction, the Unit Redemption Right shall be exercisable, subject to the requirement of expiration of the Initial Holding Period (which for purposes of this paragraph is shortened to one year after April 15, 1997 for those Limited Partners for whom it is otherwise two years after such date), during the period commencing on the date on which Vornado provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, the date that is twenty days after the date Vornado provides such notice). In the event that this paragraph applies, the Specified Redemption Date shall be the sooner of the tenth Business Day after the Operating Partnership receives the Notice of Redemption or the Business Day immediately preceding the record date to determine shareholders eligible to receive a distribution or vote on approval; provided, that if such time occurs in less than ten Business Days and the Operating Partnership elects to redeem the Units for cash, the Operating Partnership will have up to ten Business Days from receipt of the Notice of Redemption to deliver payment in respect of such Units.

     In the event that there is a merger or consolidation of Vornado, or a sale of all or substantially all of the assets of Vornado as an entirety, and in either case, in connection with such transaction, Vornado's shareholders are obligated to accept cash and/or debt obligations in full or partial consideration for their Common Shares, then the portion of the consideration per Unit payable upon exercise of the Unit Redemption Right that is required to be accepted in cash and/or debt obligations shall be an amount of cash (the "Required Cash Payment") equal to the sum of the cash payable for one Common Share multiplied by the Conversion Factor, and the value on the date of closing of such transaction of the debt obligations to be received with respect to one Common Share multiplied by the Conversion Factor. The balance of the consideration payable per Unit upon exercise of the Unit Redemption Right shall be payable in an amount calculated consistently with the second paragraph of this section. In the event that such transaction occurs at a time when the consent of certain Limited Partners is required pursuant to the Lock-out Provisions (as defined in "Description of Units -- Purposes, Business and Management"), then the Required Cash Payment to such Limited Partners shall be increased by an amount such as to provide them with an internal rate of return on the Required Cash Payment from the date of such transaction to the date of redemption of the Units equal to the Treasury Constant Yield (as defined in the Partnership Agreement).

     In the event that a Limited Partner exercises his or her Unit Redemption Right prior to the first Business Day following April 15, 1999, then:

          (i) if such Limited Partner's Units are redeemed or purchased for cash, the receipt of such cash will be conditioned upon Vornado's satisfaction that any New York Real Estate Transfer Tax and New York City Real Property Transfer Tax (the "Transfer Taxes") payable by reason of such Partner's redemption prior to April 15, 1999 are paid or adequately provided for (as determined by Vornado in its sole discretion); and

          (ii) if Vornado purchases such Limited Partner's Units for Common Shares then, as a condition to receiving such Common Shares, the redeeming Limited Partner will be required to place in escrow with Vornado an amount equal to the Transfer Taxes which would have been payable as of the date of the exercise of the Unit Redemption Right if such Partner had disposed of such Common Shares on such date. Such escrow may be used by Vornado or the Limited Partner who provided the escrow for the payment of the Transfer Taxes, provided, in the latter event, that Vornado determines, in its good faith discretion, that such tax will be paid. To the extent not used to pay Transfer Taxes, the escrowed funds will be released to the Limited Partner after April 15, 1999, if Vornado determines in its sole discretion exercised in good faith that no such Transfer Tax has been due and payable.

     In the event that the Common Shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of the shares of Vornado (referred to as the "Parent Entity"), the Unit Redemption Right will be determined by reference to the publicly-traded stock of the Parent Entity and the General Partner will have the right to elect to acquire the Units to be redeemed for publicly traded stock of the Parent Entity. In the event that the Common Shares are not publicly traded and there is no Parent Entity with publicly-traded stock, the Unit Redemption right would be based upon the net fair market value of the Operating Partnership's assets at the time the Unit Redemption Right is exercised (as determined in good faith by Vornado), and Vornado and the Operating Partnership would be obligated to satisfy the Unit Redemption Right in cash, payable on the thirtieth business day after receipt by Vornado of the Notice of Redemption.

     In addition to the foregoing, during the period from July 15, 1997 until April 15, 1998 holders of Class E Units have the right to redeem those Units for cash at a 6% discount from the then applicable Cash Redemption Price.

REGISTRATION RIGHTS

     Pursuant to the Registration Rights Agreement, dated as of April 15, 1997, between Vornado and the Unit holders named therein (the "Registration Rights Agreement"), which is filed as an Exhibit to the Registration Statement of which this Prospectus forms a part, certain persons who received Units in connection with the Mendik Transaction have the right to demand registration of the Shares for which such Units may be redeemed at the time of exercise of the Unit Redemption Right, unless such Redemption Shares are issued to such holders pursuant to an effective registration statement filed with the Commission. The Registration Rights Agreement provides that the Company will pay all expenses of registering the Redemption Shares, and the holders thereof will pay any brokerage and sales commissions, fees and disbursements of counsel to such holders, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Redemption Shares by such holders.

     Pursuant to the Registration Rights Agreement, Vornado has agreed to indemnify each Unit holder named therein and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Redemption Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of Vornado; and (iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity does not apply to any Unit holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such Unit holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) such Unit holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Pursuant to the Registration Rights Agreement, each of the Unit holders named therein has agreed to indemnify Vornado, its Trustees and officers and each person, if any, who controls Vornado within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Redemption Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of such Unit holder; and (iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such Unit holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) such Unit holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. A Unit holder shall not be required to indemnify Vornado, its officers and Trustees or its control persons with respect to any amount in excess of the amount of the total proceeds to such Unit holder from sales of the Redemption Shares of such Unit holder under the Registration Statement, and no Unit holder shall be liable under the indemnification provision for any statements or omissions of any other Unit holder.

TAX CONSEQUENCES OF REDEMPTION

     The following discussion summarizes the material federal income tax considerations that may be relevant to a Limited Partner who exercises his or her right to require the redemption of his or her Units. This discussion only applies to Limited Partners that provide an affidavit to the Operating Partnership, at the time their Units are redeemed, stating under penalties of perjury (i) that the Limited Partner is not a foreign person and (ii) the Limited Partner's taxpayer identification number.

     LIMITED PARTNERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE REDEMPTION OF THEIR UNITS, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH REDEMPTION IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

  TAX TREATMENT OF REDEMPTION OF UNITS

     If Vornado assumes and performs the redemption obligation, the Partnership Agreement provides that the redemption will be treated by Vornado, the Operating Partnership and the redeeming Limited Partner as a sale of Units by such Limited Partner to Vornado at the time of such redemption. (A Limited Partner's right to require the redemption of Units is referred to as the "Redemption Right.") Such sale will be fully taxable to the redeeming Limited Partner and such redeeming Limited Partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in the exchange plus the amount of Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the redeemed

Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

     If Vornado does not elect to assume the obligation to redeem a Limited Partner's Units, the Operating Partnership will redeem such Units for cash. If the Operating Partnership redeems Units for cash that Vornado contributes to the Operating Partnership to effect such redemption, the redemption likely would be treated for tax purposes as a sale of such Units to Vornado in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming Limited Partner would be treated as realizing an amount equal to the sum of the cash received in the exchange plus the amount of Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

     If, instead, the Operating Partnership chooses to redeem a Limited Partner's Units for cash that is not contributed by Vornado to effect the redemption, the tax consequences would be the same as described in the previous paragraph, except that if the Operating Partnership redeems less than all of a Limited Partner's Units, the Limited Partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the redeemed Units, exceeded the Limited Partner's adjusted basis in all of such Limited Partner's Units immediately before the redemption.

  POTENTIAL APPLICATION OF DISGUISED SALE REGULATIONS TO A REDEMPTION OF UNITS

     There is a risk that a redemption of Units may cause the original transfer of property to the Operating Partnership in exchange for Units to be treated as a "disguised sale" of property. The Code and the Treasury Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property to the partnership, the transactions will be, when viewed together, presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Disguised Sale Regulations also provide that if two years have passed between the contribution of property to the partnership and the transfer of money or other consideration from a partnership to a partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

     Accordingly, if a Unit is redeemed by the Operating Partnership, the Internal Revenue Service (the "Service") could contend that the Disguised Sale Regulations apply because the redeeming Limited Partner will receive cash or Common Shares subsequent to his previous contribution of property to the Partnership. If the Service were successful in making such an assertion, the transactions in connection with the issuance of the Units themselves could be taxable as a disguised sale under the Disguised Sale Regulations.

  TAX TREATMENT OF DISPOSITION OF UNITS BY LIMITED PARTNERS GENERALLY

     If a Unit is redeemed in a manner that is treated as a sale of the Unit the determination of gain or loss from the sale or other disposition will be based on the difference between the amount considered realized for tax purposes and the Limited Partner's tax basis in such Unit. See "-- Basis of Units" below. Upon the sale of a Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received (e.g., Redemption Shares) plus the portion of the Operating Partnership's liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the Unit sold. To the extent that the amount exceeds the Limited Partner's basis in the Unit disposed of, such Limited Partner will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property (e.g., Redemption Shares) received upon such disposition.

     Except as described below, any gain recognized upon a sale or other disposition of Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a Unit attributable to a Limited Partner's share of "unrealized receivables" of the Operating Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in Operating Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Unit.

     For non-corporate holders, the maximum rate of tax on the net capital gain from the sale or exchange of a capital asset held for more than 18 months is 20%, and the maximum rate of tax from the sale or exchange of a capital asset held for more than one year but not more than 18 months is 28%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the prior deductions for "unrecaptured Section 1250 gain" (that is depreciation deductions not otherwise recaptured as ordinary income under the existing depreciation recapture rules).

     The IRS has authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of "pass-through" entities such as the Company. The IRS has not yet issued such regulations, and if it does not issue such regulations in the future, the rate of tax that would apply to the disposition of a Unit by a non-corporate holder would be determined based upon the period of time over which such non-corporate holder held such Unit. No assurances, however, can be provided that the IRS will not issue regulations that would provide that the rate of tax that would apply to the disposition of a Unit by a non-corporate holder would be determined based upon the nature of the assets of the Operating Partnership and the periods of time over which the Operating Partnership held such assets. Moreover, no assurances can be provided that such regulations would not be applied retroactively.

  BASIS OF UNITS

     In general, a Limited Partner who received Units in exchange for contributing an interest in a partnership has an initial tax basis in such Units ("Initial Basis") equal to his or her basis in the contributed partnership interest. A Limited Partner's Initial Basis in his or her Units generally is increased by (a) such Limited Partner's share of Operating Partnership taxable and tax-exempt income, (b) increases in his or her share of the liabilities of the Operating Partnership (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) and (c) any gain recognized under Section 737 of the Code due to the receipt of a distribution from the Operating Partnership within seven years (five years in the case of contributions on or before June 7, 1997) of a contribution of property to the Operating Partnership (including the receipt of Vornado Operating Inc. common shares). Generally, such Partner's Initial Basis in his or her Units is decreased (but not below zero) by (i) his or her share of Operating Partnership distributions, (ii) decreases in his or her share of liabilities of the Operating Partnership (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest), (iii) his or her share of losses of the Operating Partnership, and (iv) his or her share of nondeductible expenditures of the Operating Partnership that are not chargeable to capital.

                          DESCRIPTION OF COMMON SHARES

     The following description of the material terms of the Common Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in the following documents: (i) Vornado's Declaration of Trust, and (ii) Vornado's Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

     For Vornado to maintain its qualification as a REIT under the Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). The Declaration of Trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.

     The Declaration of Trust authorizes the issuance of up to 240,000,000 shares of beneficial interest, consisting of 100,000,000 Common Shares, 20,000,000 Preferred Shares of beneficial interest, and 120,000,000 excess shares of beneficial interest, $.04 par value per share ("Excess Shares"). See "-- Restrictions on Ownership" for a discussion of the possible issuance of Excess Shares.

     As of March 6, 1998, 72,185,535 Common Shares were issued and outstanding and no Excess Shares were issued and outstanding. The Common Shares of Vornado are listed on the NYSE under the symbol "VNO".

     Subject to the provisions in the Declaration of Trust regarding the restriction on the transfer of shares of beneficial interest, the holders of Common Shares are entitled to receive dividends when, if and as authorized and declared by the Board of Trustees of Vornado out of assets legally available therefor, provided that if any Preferred Shares are at the time outstanding, the payment of dividends on Common Shares or other distributions (including purchases of Common Shares) may be subject to the declaration and payment of full cumulative dividends, and the absence of arrearages in any mandatory sinking fund, on outstanding Preferred Shares.

     The holders of Common Shares are entitled to one vote for each share on all matters voted on by shareholders, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election. The holders of Common Shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of the Company. In the event of the dissolution, liquidation or winding up of Vornado, holders of Common Shares are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the aggregate liquidation preference of any Preferred Shares then outstanding.

     The Common Shares have equal dividend, distribution, liquidation and other rights, and shall have no preference, appraisal or exchange rights. All outstanding shares of Common Shares are, and any Common Shares offered by a Prospectus Supplement, upon issuance, will be, duly authorized, fully paid and non-assessable.

     The transfer agent for the Common Shares is First Union National Bank, Charlotte, North Carolina.

RESTRICTIONS ON OWNERSHIP

     The Declaration of Trust contains a number of provisions which restrict the ownership and transfer of shares and which are designed to safeguard Vornado against an inadvertent loss of its REIT status. The Declaration of Trust contains a limitation that restricts, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code, more than a specified percentage of the outstanding Common Shares (the "Common Shares Beneficial Ownership Limit"). The Common Shares Beneficial Ownership Limit was initially set at 2.0% of the outstanding Common Shares. The Board of Trustees subsequently adopted a resolution raising the Common Shares Beneficial Ownership Limit from 2.0% to 6.7% of the outstanding Common Shares. The shareholders who owned, under the applicable attribution rules of the

Code, more than 6.7% of the Common Shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 (the "Merger") may continue to do so and may acquire additional Common Shares through stock option and similar plans or from other shareholders who owned, under the applicable attribution rules of the Code, more than 6.7% of the Common Shares immediately after the Merger, subject to the restriction that Common Shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While such shareholders are not generally permitted to acquire additional Common Shares from any other source, such shareholders may acquire additional Common Shares from any source in the event that additional Common Shares are issued by Vornado, up to the percentage held by them immediately prior to such issuance.

     Shareholders should be aware that events other than a purchase or other transfer of Common Shares can result in ownership, under the applicable attribution rules of the Code, of Common Shares in excess of the Common Shares Beneficial Ownership Limit. For instance, if two shareholders, each of whom owns, under the applicable attribution rules of the Code, 3.5% of the outstanding Common Shares, were to marry, then after their marriage both shareholders would own, under the applicable attribution rules of the Code, 7.0% of the outstanding Common Shares, which is in excess of the Common Shares Beneficial Ownership Limit. Similarly, if a shareholder who owns, under the applicable attribution rules of the Code, 4.9% of the outstanding Common Shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding Common Shares, then the shareholder would own, under the applicable attribution rules of the Code, 7.3% of the outstanding Common Shares. Shareholders are urged to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. Therefore, in order to ensure that rental income of the Company will not be treated as nonqualifying income under the rule described above, and thus to ensure that there will not be an inadvertent loss of REIT status as a result of the ownership of shares of a tenant, or a person that holds an interest in a tenant, the Declaration of Trust also contains an ownership limit that restricts, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Common Shares Beneficial Ownership Limit), more than 9.9% of the outstanding shares of any class (the "Constructive Ownership Limit"). The shareholders who owned, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limit immediately after the Merger generally are not subject to the Constructive Ownership Limit. Subject to an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold, the Declaration of Trust also contains restrictions that are designed to ensure that the shareholders who owned, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limit immediately after the Merger will not, in the aggregate, own an interest in a tenant or subtenant of the REIT of sufficient magnitude to cause rental income received, directly or indirectly, by the REIT from such tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy.

     Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Code, of shares in excess of the Constructive Ownership Limit. As the attribution rules that apply with respect to the Constructive Ownership Limit differ from those that apply with respect to the Common Shares Beneficial Ownership Limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the Constructive Ownership Limit can differ from those which can result in share ownership in excess of the Common Shares Beneficial Ownership Limit. Shareholders are urged to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     The Declaration of Trust provides that a transfer of Common Shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of Common Shares in excess of the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit, or which would cause the shares of beneficial interest of the Company to be beneficially owned by fewer than 100 persons, will be null and void and the purported transferee will acquire no rights or economic interest in such Common Shares. In addition, the Declaration of Trust provides that Common Shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit will be automatically exchanged for Excess Shares that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, Excess Shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of such Excess Shares prior to the discovery by Vornado of the automatic exchange for Excess Shares shall be repaid to Vornado upon demand.

     If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to such Excess Shares, only a person whose ownership of the shares will not violate the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit may be designated, at which time the Excess Shares will be automatically exchanged for Common Shares. The Declaration of Trust contains provisions designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Common Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding but will bear the burden of any decline in value during such period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The Declaration of Trust provides that Vornado, or its designee, may purchase any Excess Shares that have been automatically exchanged for Common Shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase such Excess Shares shall be equal to the lesser of
(i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of the Common Shares exchanged on the date of the automatic exchange for Excess Shares and (ii) the market price of the Common Shares exchanged for such Excess Shares on the date that Vornado accepts the deemed offer to sell such Excess Shares. Vornado's purchase right with respect to Excess Shares shall exist for 90 days, beginning on the date that the automatic exchange for Excess Shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for Excess Shares, the date that the Board of Trustees determines in good faith that an exchange for Excess Shares has occurred.

     The Board of Trustees of Vornado may exempt certain persons from the Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit, including the limitations applicable to holders who owned in excess of 6.7% of the Common Shares immediately after the Merger, if evidence satisfactory to the Board of Trustees is presented showing that such exemption will not jeopardize Vornado's status as a REIT under the Code. As a condition of such exemption, the Board of Trustees may require a ruling from the IRS and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

     The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

     All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2.0% of the outstanding Common Shares must give a written notice to Vornado containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company such information as Vornado may request, in good faith, in order to determine Vornado's status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Code.

     The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Board of Trustees determines that maintenance of REIT status is no longer in the best interests of Vornado.

                              DESCRIPTION OF UNITS

     The following description of the material terms of the Units and certain material provisions of the Partnership Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable provisions of Delaware law and the Partnership Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. For a comparison of the voting and certain other rights of partners in the Operating Partnership and shareholders of Vornado, see "Comparison of Ownership of Units and Common Shares."

GENERAL

     Holders of Units (other than Vornado in its capacity as general partner) hold a limited partnership interest in the Operating Partnership, and all holders of Units (including Vornado in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership.

     In the Mendik Transaction, the Operating Partnership issued four classes of common Units. Vornado received Class A Units in exchange for the assets it contributed to the Operating Partnership. FW/Mendik REIT, L.L.C., a Delaware limited liability company of which the Mendik Group and FWM, L.P., a Texas limited partnership and an affiliate of RMB Realty, Inc., are the sole members ("Mendik/FW LLC"), and Messrs. Mendik and Greenbaum (and their affiliates and members of their immediate families) received Class C Units in exchange for their interests in the Mendik Partnerships, as well as management-related assets and pre-existing interests in the Operating Partnership. The "Mendik Partnerships" means Two Penn Plaza Associates, L.P., a New York limited partnership; Eleven Penn Plaza Company, a New York general partnership; 1740 Broadway Associates, a Delaware limited partnership; 866 U.N. Plaza Associates LLC, a New York limited liability company; 330 Madison Company, a New York general partnership; and 570 Lexington Company, L.P., a New York limited partnership. The other partners in the Mendik Partnerships (excluding Mendik/FW LLC and Messrs. Mendik and Greenbaum and members of their immediate families) received Class D Units, and two entities that held several indirect interests in Eleven Penn Plaza Company received Class E Units in the Operating Partnership in exchange for their interests in the Mendik Partnerships.

     The Operating Partnership has a fifth class of Units, Class B Units, that are available for issuance in series having such rights and preferences, if any, as are established by Vornado at the time of issuance of each such series. No Class B Units have been issued.

     In connection with the Mendik Transaction, Vornado issued 5,750,000 $3.25 Series A Convertible Preferred Shares of Beneficial Interest, no par value, liquidation preference $50.00 per share (the "Series A Preferred Shares"), and contributed the proceeds of such issuance to the Operating Partnership in exchange for 5,750,000 Series A Preferred Units. An additional 39,315 Series A Preferred Shares of Vornado were issued on December 16, 1997, in connection with Vornado's acquisition of Arbor Property Trust, a Delaware business trust ("Arbor"), to Arbor shareholders who elected to receive Series A Preferred Shares in exchange for their Arbor shares, and Vornado contributed Arbor to the Operating Partnership in exchange for, inter alia, an additional 39,315 Series A Preferred Units.

     In connection with the acquisition of a substantial portion of the real estate portfolio of the Kennedy family on April 1, 1998, the Operating Partnership issued 1,065,722 Class A Units, 899,566 Series B-1 Convertible Preferred Units (the "Series B-1 Units") and 449,783 Series B-2 Restricted Preferred Units (the "Series B-2 Units" and, together with the Series B-1 Units, the "Series B Preferred Units") to certain entities owned, directly or indirectly, by members of the Kennedy family or trusts for their benefit.

     Distributions vary among the classes of holders of Units. The Series A Preferred Units entitle Vornado as the holder thereof to a cumulative preferential distribution at an annual rate of $3.25 per Series A Preferred Unit (the "Series A Preferred Distribution Preference"). The Series B-1 Units entitle the holders thereof to a preferential distribution at the annual rate of $2.50 per Series B-1 Unit, and the Series B-2 Units entitle the holders thereof to a preferential distribution at the annual rate of $4.00 per Series B-2 Unit (the "Series B Preferred Distribution Preferences"). The Class C Units entitle the holders thereof to a preferential quarterly distribution of $0.4225 per Unit until such time as the Operating Partnership has made four consecutive quarterly distributions of $0.4225 per Unit to the holders of the Class A Units (the "Class C Distribution Preference"). The Class D and Class E Units entitle the holders thereof to a preferential quarterly distribution of $0.50375 per Unit until such time as the Operating Partnership has made four consecutive quarterly distributions of $0.50375 per Unit to the holders of the Class A Units (the "Class D/E Distribution Preference" and, together with the Series A Preferred Distribution Preference, the Series B Preferred Distribution Preferences and the Class C Distribution Preference, the "Distribution Preferences"). See "-- Distributions" below.

     Holders of Units have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). The Units are not registered pursuant to any Federal or state securities laws, and they are not listed on any exchange or quoted on any national market system. The Partnership Agreement imposes certain restrictions on the transfer of Units. See "-- Restrictions on Transfers of Units by Limited Partners" below.

     The holders of Class C, Class D and Class E Units have the Unit Redemption Right. See "Redemption of Units".

     The Series A Preferred Units are redeemable for Class A Units on and after April 1, 2001 at Vornado's option, and are convertible at Vornado's option into Class A Units at any time, provided that an equivalent number of Series A Preferred Shares are concurrently converted into Common Shares by the holders thereof. The number of Class A Units into which the Series A Preferred Units are redeemable or convertible is equal to the aggregate liquidation preference of the Series A Preferred Units being redeemed or converted divided by their conversion price of $72.75 (as adjusted to take account of stock dividends and other transactions).

     The Series B-1 Units and Series B-2 Units are redeemable on and after January 1, 2008 at Vornado's option for a number of Class A Units equal to the aggregate liquidation preference of the Series B Preferred Units of $50.00 per Unit (the "Series B Preferred Liquidation Preference") divided by their conversion price of $54.7050 (the "Series B Preferred Conversion Price") and cash of $50 per Series B-2 Unit, respectively. The Series B Preferred Units are convertible at any time at the option of the holders thereof in groups of two Series B-1 Units and one Series B-2 Unit into a number of Class A Units equal to the aggregate Series B Preferred Liquidation Preference of the Units being redeemed divided by the Series B Preferred Conversion Price.

FORMATION

     The Operating Partnership was formed as a limited partnership under the Limited Partnership Act on October 2, 1996. Vornado is the sole general partner of the Operating Partnership and owned approximately 92.7% of the interests in the Operating Partnership as of December 31, 1997. Of the interests in the Operating Partnership allocated to Vornado, a 1% interest in the Operating Partnership is held by Vornado as the general partner of the Operating Partnership, and the remaining interests in the Operating Partnership allocated to Vornado are held by Vornado as a Limited Partner in the Operating Partnership.

PURPOSES, BUSINESS AND MANAGEMENT

     The purpose of the Operating Partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Limited Partnership Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner as will permit Vornado to be classified as a REIT under Section 856 of the Code, unless Vornado ceases to qualify as a REIT for any reason. In furtherance of the foregoing, the Operating Partnership may enter into partnerships, joint ventures, limited liability companies or similar arrangements and may own interests in any other entity engaged, directly or indirectly, in any of the foregoing.

     Vornado, as the general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the Limited Partners in certain limited circumstances discussed below. No Limited Partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of Units.

     In particular, the Limited Partners expressly acknowledge in the Partnership Agreement that the general partner is acting on behalf of the Operating Partnership and Vornado's shareholders collectively, and is under no obligation to consider the tax consequences to, or other separate interests of, limited partners when making decisions on behalf of the Operating Partnership. Subject to Sections 7.11.C(1), (2) and (3) of the Partnership Agreement (the "Lock-out Provisions") and Section 7.11.C(7) of the Partnership Agreement (the "Gross-up Provisions"), Vornado intends to make decisions in its capacity as general partner of the Operating Partnership taking into account the interests of Vornado and the Operating Partnership as a whole, independent of the tax effects on the Limited Partners. See "-- Borrowing by the Operating Partnership" and "-- Sales of Assets" below for discussions of the Lock-out Provisions and the Gross-up Provisions. Vornado and its trustees and officers will have no liability to the Operating Partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if Vornado acted in good faith.

ABILITY OF VORNADO TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     Vornado generally may not conduct any business other than through the Operating Partnership without the consent of the holders of a majority of the limited partnership interests (not including the limited partnership interests held by Vornado in its capacity as a Limited Partner in the Operating Partnership). Other persons (including officers, trustees, employees, agents and other affiliates of Vornado) are not prohibited under the Partnership Agreement from engaging in other business activities and are not required to present any business opportunities to the Operating Partnership. In addition, the Partnership Agreement does not prevent another person or entity that acquires control of Vornado in the future from conducting other businesses or owning other assets, even though such businesses or assets may be ones that it would be in the best interests of the limited partners for the Operating Partnership to own.

DISTRIBUTIONS

     The Partnership Agreement provides for distributions, as determined in the manner provided in the Partnership Agreement, to Vornado and the Limited Partners in proportion to their percentage interest in the Operating Partnership, subject to the Distribution Preferences. As general partner of the Operating Partnership, Vornado has the exclusive right to declare and cause the Operating Partnership to make distributions as and when Vornado deems appropriate or desirable in its sole discretion. For so long as Vornado elects to qualify as a REIT, Vornado will make reasonable efforts (as determined by it in its sole discretion) to make distributions to partners in amounts such that Vornado will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any Federal income or excise tax liability for Vornado.

     The value of each common Unit, regardless of its class, equates to one Common Share of Vornado. Series A Preferred Units and Series B Preferred Units do not have a value equating to one Common Share, but have such liquidation preferences and conversion prices for conversion into Class A Units as are set forth in the Declaration of Trust and the Partnership Agreement. Class C, Class D and Class E Units, Series A Preferred Units and Series B Preferred Units have special priorities in the distributions paid by the Operating Partnership. The Partnership Agreement provides that the Operating Partnership will make distributions (when, as and if declared by Vornado) in the order of preference provided for in the Partnership Agreement. The order of preference in the Partnership Agreement provides that distributions will be paid first to Vornado as necessary to enable Vornado to pay REIT Expenses. The Partnership Agreement defines "REIT Expenses" to mean (i) costs and expenses relating to the continuity of existence of Vornado and any entity in which Vornado owns an equity interest, (ii) costs and expenses relating to any offer or registration of securities by Vornado, (iii) costs and expenses associated with preparing and filing periodic reports of Vornado under federal, state and local laws (including Commission filings), (iv) costs and expenses associated with

Vornado's compliance with laws, rules and regulations applicable to it, and (v) all other operating or administrative expenses incurred by Vornado in the ordinary course of its business.

     Thereafter, distributions will be paid first to holders of Series A Preferred Units and Series B Preferred Units in the amount of any accumulated and unpaid, or currently payable, Series A Preferred Distribution Preference and Series B Preferred Distribution Preferences, respectively, and to holders of any other class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units, Class D Units and Class E Units, if any class of such Units is then outstanding, in the amount payable pursuant to the terms of such class as determined by the general partner upon creation of such class. Distributions will be paid second to holders of Class D Units and Class E Units (pro rata based on the ratio of the total number of Class D Units or Class E Units, as applicable, to the aggregate number of Class D Units and Class E Units taken together on the relevant record date established by the general partner for such distribution) and pari passu to holders of Series B Preferred Units for any accumulated and unpaid Class D/E Distribution Preferences and Series B Preferred Distribution Preferences, respectively, and third to holders of Class D and Class E Units the Class D/E Distribution Preference in the quarterly amount of $0.50375 per Unit and pari passu to holders of Series B Preferred Units the Series B Distribution Preferences. Distributions will be paid fourth to Class C Unit holders and pari passu to Series B Preferred Unit holders for any accumulated and unpaid Class C Distribution Preferences and Series B Distribution Preferences, respectively, and fifth to holders of Class C Units the Class C Distribution Preference in the quarterly amount of $0.4225 per Unit and pari passu to holders of Series B Preferred Units the Series B Preferred Distribution Preferences. Sixth, distributions will be paid to holders of Class A Units. Class C Unit holders will also share in any distribution per quarter to Class A Unit holders above $0.4225 per Unit, and Class D and Class E Unit holders will share in any distribution per quarter above $0.50375 per Unit.

     Class C Units will automatically convert to Class A Units when the distribution per quarter paid to holders of Class A Units equals the Class C Distribution Preference for four consecutive quarters following the Mendik Transaction. Class D and Class E Units will automatically convert to Class A Units when the distribution per quarter paid to holders of Class A Units equals the Class D/E Distribution Preference for four consecutive quarters following the Mendik Transaction. Until such time as all Class C, Class D and Class E Units have been converted into Class A Units, the Partnership Agreement will prohibit the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Mendik Transaction and then outstanding (taken together as a group).

     Prior to the automatic conversion of Class C Units to Class A Units and prior to the automatic conversion of Class D and Class E Units to Class A Units as described above, Vornado will be permitted to cause the Operating Partnership to make a distribution to holders of Class A Units of cash (subject to an aggregate maximum amount for both such distributions of $1,500,000) representing any funds from operations that could have been and were not distributed to holders of Class A Units (without requiring pro rata distributions to holders of Class C Units or Class D and Class E Units, as applicable) during the twelve calendar quarters preceding the quarter in which such distribution is made.

BORROWING BY THE OPERATING PARTNERSHIP

     Vornado is authorized to cause the Operating Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Operating Partnership. Such debt may be secured by mortgages, deeds of trust, liens or encumbrances on the Operating Partnership's properties. Vornado also may cause the Operating Partnership to borrow money to enable the Operating Partnership to make distributions, including distributions in an amount sufficient to permit Vornado to avoid the payment of any Federal income tax. Pursuant to the Lock-out Provisions, however, the Operating Partnership may not, earlier than one year prior to its maturity, repay the mortgage indebtedness on Two Penn Plaza, Eleven Penn

Plaza and 866 United Nations Plaza (each, a midtown Manhattan office property previously owned by one of the Mendik Partnerships and hereinafter referred to as a "Mendik Property") during a period of twenty years following April 15, 1997 (the "Lock-out Period") without, in the case of each such Mendik Property, the consent of holders of 75% of the Units issued to partners of such Mendik Partnership in the Mendik Transaction that remain outstanding at the time of such vote (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by
(a) Vornado or any subsidiary of Vornado and (b) the estate of Bernard H. Mendik following his death), unless the repayment is in connection with either a refinancing of the outstanding debt (on a basis that is nonrecourse to the Partnership and the General Partner and with the least amount of principal amortization that is available on commercially reasonable terms) or an involuntary sale pursuant to foreclosure of a mortgage securing the debt (or other similar event). In addition, during the Lock-out Period, the Operating Partnership is obligated to use commercially reasonable efforts, commencing one year prior to the stated maturity, to refinance at maturity (on a basis that is nonrecourse to the Partnership and the General Partner and with the least amount of principal amortization as is available on commercially reasonable terms) the mortgage indebtedness secured by each of these three Mendik Properties at not less than the principal amount outstanding on the maturity date. Finally, during the Lock-out Period, the Operating Partnership cannot, without, in the case of each such Property, the consent of holders of 75% of the Units issued to partners of such Mendik Partnership in the Mendik Transaction that remain outstanding at the time of such vote, incur debt secured by any of these three Mendik Properties if the amount of the new debt would exceed the greater of 70% of the value of the Mendik Property securing the debt or the amount of existing debt being refinanced (plus the costs associated therewith).

REIMBURSEMENT OF VORNADO; TRANSACTIONS WITH VORNADO AND ITS AFFILIATES

     Vornado does not receive any compensation for its services as general partner of the Operating Partnership. Vornado, however, as a partner in the Operating Partnership, has the same right to allocations and distributions with respect to the Units it holds as other partners in the Operating Partnership holding the same classes of Units. In addition, the Operating Partnership reimbursed Vornado for all expenses it incurred relating to the Mendik Transaction and reimburses Vornado for all expenses it incurs relating to the ongoing operation of Vornado and any other offering of additional partnership interests in the Operating Partnership or securities of Vornado (or rights, options, warrants or convertible or exchangeable securities), including expenses in connection with this registration of Common Shares for issuance in exchange for Units upon the assumption by Vornado of a Unit Redemption Right exercised by a Limited Partner in the Operating Partnership. See "Redemption of Units."

     Except as expressly permitted by the Partnership Agreement, the Operating Partnership will not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any partner in the Operating Partnership or any affiliate of the Operating Partnership or Vornado that is not also a subsidiary of the Operating Partnership, except pursuant to a transaction that has been approved by a majority of the disinterested trustees of Vornado, taking into account the fiduciary duties of Vornado to the Limited Partners of the Operating Partnership.

LIABILITY OF VORNADO AND LIMITED PARTNERS

     Vornado, as general partner of the Operating Partnership, is liable for all general recourse obligations of the Operating Partnership to the extent not paid by the Operating Partnership. Vornado is not liable for the nonrecourse obligations of the Operating Partnership.

     The Limited Partners in the Operating Partnership are not required to make additional contributions to the Operating Partnership. Assuming that a Limited Partner does not take part in the control of the business of the Operating Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement, the liability of a Limited Partner for obligations of the Operating Partnership under the Partnership Agreement and the Limited Partnership Act will be limited, subject to certain exceptions, generally to the loss of such Limited Partner's investment in the Operating Partnership represented by his or her Units. Under the Limited Partnership Act, a Limited Partner may not receive a distribution from the

Operating Partnership if, at the time of the distribution and after giving effect thereto, the liabilities of the Operating Partnership, other than liabilities to parties on account of their interests in the Operating Partnership and liabilities for which recourse is limited to specified property of the Operating Partnership, exceed the fair value of the Operating Partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the Operating Partnership, but only to the extent of such liabilities. The Limited Partnership Act provides that a Limited Partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the Operating Partnership for the amount of the distribution. Unless otherwise agreed, such a Limited Partner will not be liable for the return of such distribution after the expiration of three years from the date of such distribution.

     The Operating Partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the Limited Partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Operating Partnership's business for the purposes of the statutes of any relevant jurisdiction, the Limited Partners might be held personally liable for the Operating Partnership's obligations.

EXCULPATION AND INDEMNIFICATION OF VORNADO

     The Partnership Agreement generally provides that Vornado, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any Limited Partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission, if Vornado acted in good faith. In addition, Vornado is not responsible for any misconduct or negligence on the part of its agents, provided Vornado appointed such agents in good faith. Vornado may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that Vornado reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     The Partnership Agreement also provides for indemnification of Vornado, the trustees and officers of Vornado and such other persons as Vornado may from time to time designate against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts incurred by such person in connection with any proceeding and related to the Operating Partnership or Vornado, the formation and operations of the Operating Partnership or Vornado or the ownership of property by the Operating Partnership or Vornado, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

SALES OF ASSETS

     Under the Partnership Agreement, Vornado generally has the exclusive authority to determine whether, when and on what terms assets of the Operating Partnership will be sold, subject to the Lock-out Provisions. The Partnership Agreement prohibits Vornado from engaging in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of the terms of any outstanding Common Shares (a "Termination Transaction") unless, in connection therewith, all Limited Partners (other than Vornado and entities controlled by it) will have the right to elect to receive, or will receive, for each Unit an amount of cash, securities or other property equal to the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to such Unit in consideration of one such share. The "Conversion Factor" is initially 1.0, but will be adjusted as necessary to prevent dilution or inflation of the interests of Limited Partners that would result if Vornado were to pay a dividend on its outstanding shares of beneficial interest in shares of beneficial interest, subdivide its outstanding shares of beneficial interest or combine its outstanding shares of beneficial interest into a smaller number of shares, in each case without a corresponding issuance to, or redemption or exchange of interests held by, Limited Partners in the Operating Partnership.

     Under the Lock-out Provisions, the Operating Partnership may not sell or otherwise dispose of the Two Penn Plaza, Eleven Penn Plaza or 866 United Nations Plaza Properties (or any direct or indirect interest therein) during the Lock-out Period (except pursuant to a sale or other disposition of all or substantially all of the Operating Partnership's assets approved as described below, an involuntary sale pursuant to foreclosure of a mortgage secured by one of these Mendik Properties or a bankruptcy proceeding, and certain transactions, including a "Section 1031 like-kind exchange" under the Code, that would not result in the recognition of any gain for tax purposes by the holders of Units issued in the Mendik Transaction with respect to these Mendik Properties (the "Lock-out Unit Holders")) without, in the case of each such Mendik Property, the consent of holders of 75% of the Units originally issued to partners of such Mendik Partnership that remain outstanding at the time of such vote (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by (a) Vornado or any subsidiary of Vornado and (b) the estate of Bernard H. Mendik following his death), unless such partners are compensated for certain adverse tax consequences which would result from such sale or other disposition during the Lock-out Period pursuant to the Gross-up Provisions. Under the Lock-out Provisions, a sale or other disposition of all or substantially all of the assets of the Operating Partnership during the Lock-out Period generally would require the approval of the holders, as a group, of 75% of the aggregate Units originally issued with respect to the Two Penn Plaza, Eleven Penn Plaza and 866 United Nations Plaza Properties that remain outstanding (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by (a) Vornado or any subsidiary of Vornado and (b) the estate of Bernard H. Mendik following his death). The consent requirement under the Lock-out Provisions (and the compensation requirement under the Gross-up Provisions), however, would not apply in the event of a merger or consolidation involving the Operating Partnership or a transfer of all or substantially all of its assets if (i) the transaction would not result in the recognition of any gain with respect to the Two Penn Plaza, Eleven Penn Plaza and 866 United Nations Plaza Properties, (ii) the Lock-out Provisions would continue to apply with respect to each of these three Mendik Properties, and (iii) the surviving entity agrees to a number of restrictions and conditions for the benefit of the holders of such Units designed to preserve the benefit of certain provisions and restrictions in the Partnership Agreement for the holders of such Units.

     A further exception to the consent requirement under the Lock-out Provisions applies if the affected Lock-out Unit Holders are compensated pursuant to the Gross-up Provisions. The Gross-up Provisions provide that the Operating Partnership may, in lieu of obtaining the required consent under the Lock-out Provisions, pay each applicable Lock-out Unit Holder the lesser of (x) the actual tax payable by such Lock-out Unit Holder as a result of the transaction and (y) the tax which would have been payable by such holder had the applicable Mendik Property been sold for its fair market value at the April 15, 1997, subject to certain adjustments, plus, in the case of either (x) or (y), an additional amount equal to the total tax liability of the Lock-out Unit Holder attributable to the receipt of payments pursuant to the Gross-up Provisions.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF VORNADO'S INTERESTS

     The Partnership Agreement provides that the Limited Partners may not remove Vornado as general partner of the Operating Partnership with or without cause. In addition, the Partnership Agreement prohibits Vornado from engaging in any Termination Transaction unless, in connection therewith, all Limited Partners (other than Vornado and entities controlled by it) will have the right to elect to receive, or will receive, for each Unit an amount of cash, securities or other property equal to the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to such Unit in consideration of one such share. The Lock-out Provisions (and the Gross-up Provisions) do not apply to a sale or other transfer by Vornado of its interests as a partner in the

Partnership, but they would apply to transfers of assets of the Operating Partnership undertaken during the Lock-out Period in connection with or as part of any such transaction by Vornado. See "-- Sales of Assets."

     The Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the shares) of Vornado and that other entity owns assets and conducts businesses outside of the Operating Partnership.

RESTRICTIONS ON TRANSFERS OF UNITS BY LIMITED PARTNERS

     Prior to April 15, 1998, a Limited Partner may not transfer any of his or her rights as a Limited Partner without the consent of Vornado, which consent Vornado may withhold in its sole discretion. Any attempted transfer in violation of this restriction will be void ab initio and without any force or effect. Beginning on April 15, 1998, a Limited Partner (other than Vornado, certain members of the Mendik Group and Mendik/FW LLC) will be permitted to transfer all or any portion of his or her Units without restriction, provided that such Limited Partner obtains Vornado's prior written consent, which Vornado may withhold only if it determines in its sole discretion exercised in good faith that such transfer would cause the Operating Partnership or any or all of the partners other than the partner seeking to make such transfer to be subject to tax liability. In addition, Limited Partners (other than Vornado or any subsidiary of Vornado) will be permitted to dispose of their Units following the expiration of the Initial Holding Period by exercising their Unit Redemption Right. See "Redemption of Units".

     The right of any permitted transferee of Units to become a substituted Limited Partner is subject to the consent of Vornado, which consent Vornado may withhold in its sole and absolute discretion. If Vornado does not consent to the admission of a transferee of Units as a substituted Limited Partner, then the transferee will succeed to the economic rights and benefits attributable to such Units (including the Unit Redemption Right), but will not become a Limited Partner or possess any other rights of Limited Partners (including the right to vote).

NO WITHDRAWAL BY LIMITED PARTNERS

     No Limited Partner has the right to withdraw from or reduce his or her capital contribution to the Operating Partnership, except as a result of the redemption, exchange or transfer of Units pursuant to the terms of the Partnership Agreement.

ISSUANCE OF LIMITED PARTNERSHIP INTERESTS

     Vornado is authorized, without the consent of the Limited Partners, to cause the Operating Partnership to issue limited partnership interests to Vornado, to the Limited Partners and to other persons for such consideration and upon such terms and conditions as Vornado deems appropriate. The Operating Partnership also may issue partnership interests in different series or classes. Until such time as all Class C, Class D and Class E Units issued in the Mendik Transaction are no longer outstanding (whether by conversion, redemption or otherwise), the Partnership Agreement will prohibit the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Mendik Transaction and then outstanding (taken together as a group). If Units are issued to Vornado, then Vornado must issue Shares of beneficial interest in connection therewith and must contribute to the Operating Partnership the proceeds received by Vornado from such issuance. Consideration for partnership interests may be cash or any property or other assets permitted by the Act. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

MEETINGS; VOTING

     Meetings of the Limited Partners may be proposed and called only by Vornado. Limited Partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the Limited Partners may be taken either at a meeting of the Limited Partners or without a meeting if consents in writing setting forth the action so taken are signed by Limited Partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting of the Limited Partners at which all Limited Partners entitled to vote on such action were present. On matters in which Limited Partners are entitled to vote, each Limited Partner (including Vornado to the extent it holds Units) will have a vote equal to the number of common Units he or she holds. At this time, there is no voting preference among the classes of common Units. The Series A Preferred Units and Series B Preferred Units have no voting rights, except as required by law. A transferee of Units who has not been admitted as a substituted Limited Partner with respect to such Units will have no voting rights with respect to such Units (even if such transferee holds other Units as to which it has been admitted as a Limited Partner), and Units owned by such transferee will be deemed to be voted on any matter in the same proportion as all other interests held by Limited Partners are voted. The Partnership Agreement does not provide for annual meetings of the Limited Partners, and Vornado does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed only by Vornado. Subject to the limitations described below, Vornado generally has the power, without the consent of any Limited Partners, to amend the Partnership Agreement as may be required to reflect any changes to the agreement that Vornado deems necessary or appropriate in its sole discretion, provided that such amendment does not adversely affect or eliminate any right granted to a Limited Partner that is protected by the special voting provisions described below.

     The Partnership Agreement provides that it generally may not be amended with respect to any partner adversely affected by such amendment without the consent of such partner if the amendment would (i) convert a Limited Partner's interest into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A (prohibiting Vornado from taking any action in contravention of an express prohibition or limitation in the Partnership Agreement without the written consent of all partners adversely affected thereby or such lower percentage of the limited partnership interests as may be specifically provided for in the Partnership Agreement or under the Limited Partnership Act), (iv) amend Article V (describing distributions),
Article VI (describing allocations of income and loss for capital account purposes), or Section 13.2A(3) (providing for distributions, after payment of partnership debts, among partners according to their capital accounts in connection with a winding up of the Operating Partnership), (v) amend Section
8.6 (providing redemption rights) or (vi) amend the provision being described in this paragraph.

     In addition, except with the consent of a majority of the Limited Partners (excluding Vornado and entities controlled by it) Vornado may not amend Section 4.2.A (authorizing issuance of additional limited partnership interests),
Section 5.1.C (requiring that if Vornado is not a REIT or a publicly traded entity it must for each taxable year make cash distributions equal to at least 95% of the Operating Partnership's taxable income), Section 7.5 (prohibiting Vornado from conducting any business other than in connection with the ownership of interests in the Operating Partnership except with the consent of a majority of the Limited Partners, excluding Vornado and any entity it controls), Section
7.6 (limiting the Operating Partnership's ability to enter transactions with affiliates), Section 7.8 (describing limits on Vornado's liabilities to the Operating Partnership and the Limited Partners), Section 11.2 (limiting Vornado's ability to transfer its interests in the Operating Partnership),
Section 13.1 (describing the manner and circumstances in which the Operating Partnership will be dissolved), Section 14.1.C (setting forth the limitations on amendments being described in this paragraph) or Section 14.2 (describing the rules governing meetings of partners).

     In addition, any amendment that would affect the Lock-out Provisions (or the Gross-up Provisions) with respect to the Two Penn Plaza, Eleven Penn Plaza or 866 United Nations Plaza Properties during the Lock-out Period would require, in the case of each such Mendik Property affected by the amendment, the consent of holders of 75% of the Units originally issued to Partners of such Mendik Partnership that remain outstanding at the time of such vote (whether held by the original recipient of such Units or by a successor or transferee of the original recipient, but excluding Units held by Vornado and Units held by the estate of Bernard Mendik following his death).

BOOKS AND REPORTS

     Vornado is required to keep the Operating Partnership's books and records at the principal office of the Operating Partnership. The books of the Operating Partnership are required to be maintained for financial and tax reporting purposes on an accrual basis in accordance with generally accepted accounting principles ("GAAP"). The Limited Partners have the right, subject to certain limitations, to receive copies of the most recent annual and quarterly reports filed with the Commission by Vornado, the Operating Partnership's Federal, state and local income tax returns, a list of limited partners, the Partnership Agreement and the partnership certificate and all amendments thereto. Vornado may keep confidential from the Limited Partners any information that Vornado believes to be in the nature of trade secrets or other information the disclosure of which Vornado in good faith believes is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     Vornado will furnish to each Limited Partner, no later than the date on which Vornado mails its annual report to its shareholders, an annual report containing financial statements of the Operating Partnership (or Vornado, if it prepares consolidated financial statements including the Operating Partnership) for each fiscal year, presented in accordance with GAAP. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by Vornado. In addition, if and to the extent that Vornado mails quarterly reports to its shareholders, Vornado will furnish to each Limited Partner, no later than the date on which Vornado mails such reports to its shareholders, a report containing unaudited financial statements of the Operating Partnership (or Vornado, if such reports are prepared on a consolidated basis) as of the last day of the quarter and such other information as may be required by applicable law or regulation or as Vornado deems appropriate.

     Vornado will use reasonable efforts to furnish to each Limited Partner, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for Federal and state income tax reporting purposes.

POWER OF ATTORNEY

     Pursuant to the terms of the Partnership Agreement, each Limited Partner and each assignee appoints Vornado, any liquidator, and the authorized officers and attorneys-in-fact of each, as such Limited Partner's or assignee's attorney-in-fact to do the following: (i) to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, among other things, the Partnership Agreement and the certificate of limited partnership and all amendments or restatements thereof) that Vornado or any liquidator deems appropriate or necessary to form, qualify or maintain the existence of the Operating Partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the Operating Partnership may conduct business or own property, (b) all instruments that Vornado or any liquidator deems appropriate or necessary to reflect any amendment or restatement of the Partnership Agreement in accordance with its terms, (c) all conveyances and other instruments that Vornado or any liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Operating Partnership pursuant to the terms of the Partnership Agreement, (d) all instruments relating to the admission, withdrawal, removal or substitution of any partner, any transfer of Units or the capital contribution of any partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of partnership interests; and (ii) to execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of Vornado or any liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the partners under the Partnership Agreement or is consistent with the terms of the Partnership Agreement or appropriate or necessary, in the sole discretion of Vornado or any liquidator, to effectuate the terms or intent of the

Partnership Agreement. The Partnership Agreement provides that such power of attorney is irrevocable, will survive the subsequent incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's or assignee's Units and will extend to such Limited Partner's or assignee's heirs, successors, assigns and personal representatives.

DISSOLUTION, WINDING UP AND TERMINATION

     The Operating Partnership will continue until December 31, 2095 (as such date may be extended by the General Partner in its sole discretion), unless sooner dissolved and terminated. The Operating Partnership will be dissolved prior to the expiration of its term, and its affairs wound up upon the occurrence of the earliest of: (i) the withdrawal of Vornado as general partner without the permitted transfer of Vornado's interest to a successor general partner (except in certain limited circumstances); (ii) the sale of all or substantially all of the Operating Partnership's assets and properties (subject to the Lock-out Provisions and the Gross-up Provisions during the Lock-out Period); (iii) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Limited Partnership Act; (iv) the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the Limited Partners (other than Vornado) may vote to continue the Operating Partnership and substitute a new general partner in place of Vornado); or (v) on or after December 31, 2046, on election by Vornado, in its sole and absolute discretion. Upon dissolution, Vornado, as general partner, or any liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement.

               COMPARISON OF OWNERSHIP OF UNITS AND COMMON SHARES

     The information below highlights a number of the significant differences and similarities between the Operating Partnership and Vornado relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees and investor voting and other rights. These comparisons are intended to assist partners in understanding how their investments will be changed if they redeem their Units and Vornado exercises its right to assume the Operating Partnership's obligation with respect to such redemption and to acquire the Units in exchange for Common Shares. See "Redemption of Units." THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND LIMITED PARTNERS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS FOR ADDITIONAL IMPORTANT INFORMATION.

FORM OF ORGANIZATION AND PURPOSE

     The Operating Partnership is a limited partnership organized under the laws of the State of Delaware. The Operating Partnership owns interests in shopping center properties, office building properties, industrial/ warehouse properties and certain other properties and investments. See "Vornado and the Operating Partnership." The Operating Partnership may also invest in other types of real estate and in such geographic areas as Vornado deems appropriate. Vornado conducts the business of the Operating Partnership in such a manner as to permit Vornado to be classified as a REIT under the Code.

     Vornado is a Maryland real estate investment trust organized under the Maryland REIT Law. Although Vornado currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, Vornado is not under any contractual obligation to continue such qualification and there can be no assurance that Vornado (or any successor general partner in the Operating Partnership) will continue to maintain such qualification or mode of operation in the future. Except as otherwise permitted in the Partnership Agreement, Vornado is obligated to conduct its activities through the Operating Partnership. Vornado is the sole general partner of the Operating Partnership.

NATURE OF INVESTMENT

     The Units constitute equity interests entitling each Limited Partner in the Operating Partnership to his or her pro rata share of cash distributions made to the Limited Partners in the Operating Partnership, subject to the class preferences provided for in the Partnership Agreement. See "Description of Units -- Distribution." The Operating Partnership would ordinarily expect to retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business, except in certain circumstances.

     The Common Shares constitute equity interests in Vornado. Vornado is entitled to receive its pro rata share of distributions made by the Operating Partnership with respect to the Class A Units owned by it. Each holder of Common Shares of Vornado is entitled to his or her pro rata share of any dividends or distributions paid with respect to those Common Shares, which distributions will generally match distributions made in respect of Class A Units. The dividends payable to holders of Common Shares are not fixed in amount and are only paid if, when and as authorized and declared by the Board of Trustees out of assets legally available therefor, provided that if any Vornado Preferred Shares are at the time outstanding, the payment of dividends on Vornado Common Shares or other distributions (including purchases of Vornado Common Shares) may be subject to the declaration and payment of full cumulative dividends, and the absence of arrearage in any mandatory sinking fund, on outstanding Vornado Preferred Shares. In order to qualify as a REIT, Vornado must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

     The Units and the Common Shares represent equity interests entitling the holders thereof to participate in the growth and income of the Operating Partnership and Vornado, respectively. The Partnership Agreement grants Vornado discretion to determine the frequency and amount of distributions by the Operating Partnership. Dividends on Common Shares of Vornado are payable in the discretion of the Board of Trustees. The Operating Partnership (and thus Vornado) generally expects to reinvest proceeds of any sale of property and refinancings, except in certain limited circumstances. Thus, Limited Partners in the Operating Partnership will not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, Limited Partners will be able to realize upon their investments primarily through the exercise of their Unit Redemption Right and, if Common Shares of Vornado are issued in satisfaction of such right, the subsequent sale of such shares.

LENGTH OF INVESTMENT

     The Operating Partnership has a stated term expiring on December 31, 2095, which can be extended by Vornado in its sole discretion. The Operating Partnership has no specific plans for disposition of its assets. To the extent that the Operating Partnership sells or refinances its assets, the net proceeds therefrom generally will be retained by the Operating Partnership for working capital and new investments rather than being distributed to its partners (including Vornado), except that Vornado currently expects that it generally will distribute the capital gains portion of proceeds it receives from the sale of properties. The Operating Partnership constitutes a vehicle for taking advantage of future investment opportunities that may be available in the real estate market.

     Vornado has a perpetual term and intends to continue its operations for an indefinite time period. Pursuant to the Declaration of Trust, the dissolution of Vornado must be approved at any meeting of shareholders called for that purpose by the affirmative vote of the holders of not less than a majority of Shares (as defined in the Declaration of Trust) outstanding. Vornado has an indirect interest in the properties and property service businesses owned by the Operating Partnership.

     The Operating Partnership (and Vornado) generally will reinvest the proceeds of asset dispositions, if any, in new properties or other appropriate investments consistent with their investment objectives. Beginning on April 15, 1998, Limited Partners (except certain members of the Mendik Group and Mendik/FW
LLC) in the Operating Partnership are entitled to exercise the Unit Redemption Right to have their Units redeemed either for Common Shares or for cash, at the option of Vornado. Shareholders of Vornado are expected to realize liquidity of their investments by the trading of the Common Shares on the NYSE.

LIQUIDITY

     Units are not registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available, and unless the other transfer restrictions discussed below have been satisfied. Vornado and the Operating Partnership do not intend to register the Units under the Securities Act or any state securities laws.

     Limited Partners in the Operating Partnership may not transfer any of their rights as a Limited Partner without the consent of Vornado, which consent Vornado may withhold in its sole discretion if it determines that such a transfer would cause any or all of the Limited Partners other than the Limited Partner seeking to transfer his or her rights to be subject to tax liability as a result of such transfer. Limited Partners in the Operating Partnership may, on or after April 15, 1998 (or April 15, 1999 in the case of certain members of the Mendik Group and Mendik/FW LLC), transfer beneficial interests in Units without the consent of Vornado as general partner of the Operating Partnership, subject to certain restrictions designed to avoid violations of any Federal or state securities laws. A transferee of Units has no right to become a substituted Limited Partner without the consent of Vornado, which consent may be withheld in its sole and absolute discretion. Limited Partners will have the right, upon the expiration of the Initial Holding Period, to elect to have their Units redeemed by the Operating Partnership. Upon exercise of the Unit Redemption Right, a Limited Partner will receive cash or, at the election of Vornado, Common Shares of Vornado in exchange for such Units. See "Redemption of Units" above. In addition, holders of Class E Units may elect to have such Units redeemed for cash at a 6% discount from the applicable Cash Redemption Price during the period from July 15, 1997 until April 15, 1998.

     Any Common Shares issued in exchange for redeemed Units will be registered under the Securities Act and freely transferable, subject to the ownership limits in the Declaration of Trust. Vornado's Common Shares are currently listed on the NYSE under the ticker symbol of "VNO" and have been so listed by Vornado (and its predecessor) for over 35 years. The future breadth and strength of this secondary market will depend, among other things, upon the number of Common Shares outstanding, Vornado's financial results and prospects, the general interest in Vornado's and other real estate investments, and Vornado's dividend yield compared to that of other debt and equity securities.

POTENTIAL DILUTION OF RIGHTS

     Vornado as general partner of the Operating Partnership is authorized, in its sole discretion and without Limited Partner approval, to cause the Operating Partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to Vornado, the Limited Partners or other persons on terms established by Vornado. Until such time as all Class C, Class D and Class E Units have been converted into Class A Units, the Partnership Agreement will prohibit the Operating Partnership from issuing any class of limited partnership interests ranking senior (as to distributions or redemption or voting rights) to Class C Units or Class D Units or Class E Units, unless either (1) such limited partnership interests are substantially similar to the terms of securities issued by Vornado and the proceeds of the issuance of such securities have been contributed to the Operating Partnership or (2) the issuance of such limited partnership interests has been approved by the holders of a majority of the Class C, Class D and Class E Units issued in the Consolidation and then outstanding (taken together as a group).

     The Board of Trustees of Vornado may issue, in its discretion, additional Common Shares and other equity securities of Vornado, including one or more classes or series of common or preferred shares of beneficial interest, with such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights as the Board of Trustees may specify at the time. See "Description of Common Shares of Beneficial Interest" above. The issuance of additional shares of either Common Shares or other similar equity securities may result in the dilution of the interests of the shareholders. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of Vornado, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of share of beneficial interest that Vornado has authority to issue. Pursuant to the Declaration of Trust, holders of Common Shares do not have any preemptive rights to subscribe to any securities of Vornado.

     The Limited Partners in the Operating Partnership are subject to potential dilution of their interests with respect to cash available for distribution if Vornado, in its sole discretion, causes the Operating Partnership to issue additional Units or other equity securities. Vornado shareholders are also subject to potential dilution if the Board of Trustees, in its discretion, decides to issue additional Common Shares or other equity securities.

MANAGEMENT CONTROL

     All management powers over the business and affairs of the Operating Partnership are vested in Vornado as the general partner of the Operating Partnership, and no Limited Partner of the Operating Partnership has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership, except as described under "Description of Units -- Borrowing by the Operating Partnership" and "-- Sales of Assets." Vornado may not be removed by the Limited Partners with or without cause. See "Risk Factors; Substantial Influence of Controlling Shareholder; Possible Conflicts of Interest; Related Party Transactions" and "Description of
Units -- Removal of the General Partner; Transfers of Vornado's Interests."

     The Board of Trustees has exclusive control over the direction of Vornado's business and affairs, subject only to certain restrictions in the Declaration of Trust and Bylaws, the Partnership Agreement and applicable law. The Board of Trustees is classified into three classes of trustees. At each annual meeting of the shareholders of Vornado, the successors of the class of trustees whose terms expire at that meeting are elected. The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders.

Accordingly, except for their vote in the elections of trustees, shareholders have no control over the ordinary business policies of Vornado.

     Because a portion of the Board of Trustees is elected each year by the shareholders at Vornado's annual meeting, the shareholders have greater control over the management of Vornado than the Limited Partners have over the Operating Partnership. See "Risk Factors -- Substantial Influence of Controlling Shareholder; Possible Conflicts of Interest; Related Party Transactions" above.

DUTIES OF GENERAL PARTNER AND TRUSTEES

     Under Delaware law, Vornado (as the general partner of the Operating Partnership) is accountable to the Operating Partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the Partnership Agreement, Vornado is expressly under no obligation to consider the separate interests of the Limited Partners in deciding whether to cause the Operating Partnership to take (or decline to take) any actions, and Vornado is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the general partner has acted in good faith.

     Under Maryland law, there is no statute specifying the duties of trustees of a REIT such as Vornado. However, counsel to Vornado believes that it is likely that a Maryland court would refer to the MGCL, which requires directors of a Maryland corporation to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances.

MANAGEMENT LIABILITY AND INDEMNIFICATION

     As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the Operating Partnership unless limitations upon such liability are stated in the document or instrument evidencing the obligation. Under the Partnership Agreement, the Operating Partnership has agreed to indemnify Vornado and any trustee or officer of Vornado from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership as set forth in the Partnership Agreement in which Vornado or any such trustee or officer is involved, unless: (i) the act was in bad faith and was material to the action; (ii) such party received an improper personal benefit; or (iii) in the case of any criminal proceeding, such party had reasonable cause to believe the act was unlawful. The reasonable expenses incurred by an indemnitee may be advanced by the Operating Partnership prior to the final disposition of the proceeding upon receipt by the Operating Partnership of an affirmation by such indemnitee of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking by such indemnitee to repay the amount if it is determined that such standard was not met.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of any improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     Vornado's Declaration of Trust authorizes it to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each trustee or officer (including any person who, while a trustee of Vornado, is or was serving at the request of Vornado as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a trustee or officer.

     Vornado's Bylaws require it to indemnify (a) any present or former trustee or officer (including without limitation, any individual who, while a trustee or officer and at the request of Vornado, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the cause of action giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status provided that Vornado shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado as authorized by the Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Thus, the management of the Operating Partnership and Vornado have substantially the same rights to indemnification.

LIABILITY OF INVESTORS

     Under the Partnership Agreement and applicable state law, the liability of the Limited Partners for the Operating Partnership's debts and obligations generally is limited to the amount of their investments in the Operating Partnership, together with an interest in the Operating Partnership's undistributed income, if any.

     Under the Maryland REIT Law, shareholders are not personally liable for the obligations of Vornado. The Common Shares, upon issuance, will be fully paid and nonassessable.

     Thus, the Limited Partners in the Operating Partnership and the shareholders of Vornado have substantially the same personal liability.

VOTING RIGHTS

     Under the Partnership Agreement, the Limited Partners have limited voting rights. The Limited Partners have the right to vote on any proposed action of the general partner that would contravene any express prohibition or limitation in the Partnership Agreement, and any such action requires unanimous approval by the Limited Partners. The Limited Partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of all or substantially all of the assets of the Operating Partnership, except as required under the Lock-out Provisions. See "Description of Units -- Sales of Assets." In addition, the Limited Partners do not have the right to propose amendments to the Partnership Agreement and their rights to vote on amendments are restricted as described under the caption "Description of Units -- Amendment of the Partnership Agreement." Any amendment which requires the approval of the Limited Partners may be approved by a majority of the Limited Partners, except that any amendment which would change the limited liability of a Limited Partner, change the voting requirements for certain actions or amendments under the Partnership Agreement or change certain provisions in the Partnership Agreement with respect to distributions and allocations or the Unit Redemption Right must be approved by each Limited Partner adversely affected by such amendment.

     The business and affairs of Vornado are managed under the direction of the Board of Trustees, which currently consists of nine members in classes having staggered terms of office. Each class is elected by the shareholders at the annual meetings of Vornado. Maryland law requires that certain major corporate transactions, including most amendments to the Declaration of Trust, may not be consummated without the approval of shareholders.

     The Declaration of Trust permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent to the action is signed by holders of outstanding shares of beneficial interest having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

     Vornado has 5,789,315 Series A Preferred Shares issued and outstanding. The holders of Series A Preferred Shares generally have no right to vote, except that (a) if and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred shall be in arrears (which, with respect to any such quarterly dividend, means that such dividend has not been paid in full), whether or not earned or declared, such holders shall have the right, voting as a class, to elect two additional Trustees, and (b) so long as any Series A Preferred shares are outstanding, the affirmative vote of at least two-thirds of the outstanding Series A Preferred Shares (and all other series of voting preferred shares, voting as a single class regardless of series) shall be necessary to (i) amend, alter or repeal the Declaration of Trust so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred or (ii) authorize, create or increase the authorized amount of any shares ranking prior to the Series A Preferred Shares in the distribution of assets or any liquidation or in the payment of dividends. The Board of Trustees has the power, however, to create additional classes of parity and junior shares, increase the authorized number of parity and junior shares, and issue additional series of parity and junior shares without the consent of any holder of Series A Preferred Shares.

AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE DECLARATION OF TRUST

     Subject to certain limitations, Vornado generally has the power, without the consent of any Limited Partners, to amend the Partnership Agreement as may be required to reflect any changes that Vornado deems necessary or appropriate in its sole discretion, provided that such amendment does not adversely affect or eliminate any right granted to a Limited Partner that is protected by certain special voting provisions. See "Description of Units -- Amendment of the Partnership Agreement".

     Under the Maryland REIT Law and the Declaration of Trust, the Trustees, by a two-thirds vote, may at any time amend the Declaration of Trust to enable Vornado to qualify as a REIT under the Code or as a real estate investment trust under the Maryland REIT Law, without the approval of the shareholders. As permitted by the Maryland REIT Law, the Declaration of Trust authorizes Vornado's Board of Trustees, without any action by the shareholders, to amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that Vornado is authorized to issue. Other amendments to the Declaration of Trust require the vote of a majority of the outstanding Shares (as defined in the Declaration of Trust).

REVIEW OF INVESTOR LISTS

     Under the Partnership Agreement, Limited Partners in the Operating Partnership, upon written demand with a statement of the purpose of such demand and at the Limited Partner's expense, are entitled to obtain a current list of the name and last known business, residence or mailing address of each Limited Partner of the Operating Partnership.

     Under the MGCL, as applicable to REITs, one or more shareholders holding of record for at least six months at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may upon written request inspect and copy during usual business hours the share ledger of such real estate investment trust and a verified list of shareholders, setting forth their names and addresses and the number of shares of each class held by the shareholder.

     Thus, the Limited Partners in the Operating Partnership and the shareholders of Vornado have substantially the same rights to inspect and, at their own expense, make copies of investor lists, subject to certain limitations.

REVIEW OF BOOKS AND RECORDS

     Under the Partnership Agreement, Limited Partners in the Operating Partnership, upon written demand with a statement of the purpose of such demand and at the Limited Partner's expense, are entitled to obtain a copy of the Operating Partnership's Federal, state and local income tax returns, to obtain a copy of the most recent annual and quarterly reports filed by Vornado with the Commission and to obtain certain other records and information as provided in the Partnership Agreement. Limited Partners in the Operating Partnership do not have any right to inspect the books of the Operating Partnership.

     Under the MGCL, as applicable to REITs, a shareholder or his agent may inspect and copy during normal business hours the following real estate investment trust documents: (i) bylaws; (ii) minutes of the proceedings of shareholders; (iii) annual statements of affairs; and (iv) voting trust agreements on file at the real estate investment trust's principal office. In addition, a shareholder holding at least 5% of the outstanding shares of a real estate investment trust may, upon written request, inspect and copy during usual business hours the books of account of such real estate investment trust.

ISSUANCE OF ADDITIONAL EQUITY

     The Operating Partnership is authorized to issue Units and other partnership interests (including partnership interests of different series or classes) as determined by Vornado as the general partner in its sole discretion. The Operating Partnership may issue Units and other partnership interests to Vornado, as long as such interests are issued in connection with a comparable issuance of securities of Vornado and proceeds raised in connection with the issuance of such securities are contributed to the Operating Partnership.

     The Board Of Trustees may issue, in its discretion, additional Common Shares and other equity securities of Vornado, including one or more classes of common or preferred shares, with such preferences, conversion or other rights, voting powers, restrictions limitations as to dividends, qualifications and terms and conditions of redemption, provided that the total number of shares issued does not exceed the authorized number of shares of beneficial interest set forth in Vornado's provision permitting the Board of Trustees, without any action by the shareholders of Vornado, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that Vornado has authority to issue.

     The Operating Partnership and Vornado both have substantial flexibility to raise equity through the sale of additional Units, shares of beneficial interest or other securities to finance the business and affairs of the Operating Partnership.

BORROWING POLICIES

     The Operating Partnership has no restrictions on borrowings, and Vornado as general partner has full power and authority to borrow money on behalf of the Operating Partnership. However, under the terms of the Lock-out Provisions, the Operating Partnership is limited in its ability to refinance the indebtedness secured by certain of the Mendik Properties, unless affected Partners are compensated for certain adverse tax consequences pursuant to the Gross-up Provisions. See "Description of Units -- Borrowing by the Operating Partnership."

     Vornado is not restricted under its Declaration of Trust from borrowing. However, under the Partnership Agreement, Vornado, as general partner, may not issue debt securities or otherwise incur any debts unless it contributes the proceeds therefrom to the Operating Partnership. Therefore, all indebtedness incurred by Vornado will be for the benefit of the Operating Partnership.

PERMITTED INVESTMENTS

     The Operating Partnership's purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that such business is to be conducted in a manner that permits Vornado to be qualified as a REIT (unless Vornado ceases to qualify as a REIT for any reason). The Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Operating Partnership, including making investments, provided that the Operating Partnership may not take, or refrain from taking, any action which, in the judgment of Vornado as general partner (i) could adversely affect the ability of the general partner to continue to qualify as a REIT, (ii) could subject the general partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body (unless, in each case, such action, or inaction, is specifically consented to by Vornado).

     Under its Declaration of Trust, Vornado may engage in any lawful activity permitted by the Maryland REIT Law. To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that Vornado hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage-related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes. Under the Partnership Agreement, Vornado, as general partner, agrees that it will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests in the Operating Partnership except with the consent of a majority of the holders of Class C, Class D and Class E Units. Notwithstanding the foregoing, Vornado will be permitted to own (i) interests in entities, including qualified REIT subsidiaries, that hold no material assets, (ii) interests in entities that only hold interests in the Operating Partnership, (iii) assets and/or interests in entities that hold assets having an aggregate value not greater than 5% of the total market value of Vornado (provided that (A) income derived from such assets will be used to pay REIT Expenses and (B) amounts remaining thereafter will be contributed to the Operating Partnership and (C) Vornado will use commercially reasonable efforts to transfer such assets and interests to the Operating Partnership as soon as such a transfer can be made without causing Vornado or the Operating Partnership to incur any material expenses in connection therewith) and (iv) bank accounts and other instruments and accounts necessary to carry out Vornado's responsibilities under the Partnership Agreement. Vornado will also be permitted to acquire, directly or indirectly, up to a 1% interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned by the Operating Partnership.

     Vornado, through the Operating Partnership, has historically owned and operated primarily retail, industrial/warehouse and office properties primarily in the Mid-Atlantic and Northeast regions of the United

States. The Operating Partnership may invest in other types of real estate and in other geographic areas as Vornado deems appropriate. Subject to restrictions relating to the protection of Vornado's REIT status, the Operating Partnership may perform all acts necessary for the furtherance of the Operating Partnership's business, including diversifying its portfolio to protect the value of its assets or as a prudent hedge against the risk of having too many of its investments limited to a single asset group or in a particular region of the country. Vornado, as general partner of the Operating Partnership, generally may not conduct any business other than through the Operating Partnership without the consent of the holders of a majority of the limited partnership interests (not including the limited partnership interests held by Vornado in its capacity as a limited partner in the Operating Partnership). Thus, holders of Units and holders of Shares have an economic interest in the same assets.

OTHER INVESTMENT RESTRICTIONS

     Other than restrictions precluding investments by the Operating Partnership that would adversely affect the qualification of Vornado as a REIT and restrictions on transactions with affiliates, the Partnership Agreement does not generally restrict the Operating Partnership's authority to make investments, lend Operating Partnership funds or reinvest the Operating Partnership's cash flow and net sale or refinancing proceeds.

     Vornado's Declaration of Trust authorizes Vornado to enter into any contract or transaction of any kind (including the purchase or sale of property) with any person, including any trustee, officer, employee or agent of the trust, whether or not any of them has a financial interest in the transaction.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of the taxation of Vornado and the material Federal income tax consequences to holders of the Common Shares is for general information only, and is not tax advice. The tax treatment of a holder of Common Shares will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold Common Shares as capital assets and does not purport to deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including dealers in securities or currencies, traders in securities that elect to mark-to-market, banks, tax-exempt organizations, life insurance companies, persons that hold Securities that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar) subject to special treatment under the Federal income tax laws. This summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

     INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND SALE OF COMMON SHARES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

TAXATION OF THE COMPANY AS A REIT

  GENERAL

     In the opinion of Sullivan & Cromwell, commencing with its taxable year ended December 31, 1993, Vornado has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Vornado's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. In providing its opinion, Sullivan & Cromwell is (i) relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Sullivan & Cromwell by Vornado, Two Penn Plaza, REIT, Inc. ("Two Penn") and Vornado Operating and (ii) assuming that Alexander's has qualified as a REIT for each taxable year commencing with its taxable year ending December 31, 1995 and will continue to so qualify. Shearman & Sterling is providing its opinion to the effect that, commencing with Alexander's taxable year ending December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Alexander's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling is relying, as to certain factual matters, upon representations received from Alexander's. Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current ownership interest in Alexander's and Two Penn, by Alexander's and Two Penn, of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and recordkeeping. In addition, Vornado's qualification as a REIT may depend upon Vornado Operating's ability to qualify as a REIT for Vornado Operating's taxable year ending December 31, 1998. Vornado Operating's qualification as a REIT will depend upon the continuing satisfaction by Vornado Operating of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and recordkeeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, no assurance can be given that the actual results of Vornado's, Two Penn's, Vornado Operating's or Alexander's operations for any particular year will satisfy such requirements. Neither Sullivan & Cromwell nor Shearman & Sterling will monitor the compliance of Vornado, Two Penn, Vornado Operating or Alexander's with the requirements for REIT qualification on an ongoing basis.

     The sections of the Code applicable to REITs are highly technical and complex. The material aspects thereof are summarized below.

     As a REIT, Vornado generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, Vornado will be subject to federal income tax as follows. First, Vornado will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, Vornado may be subject to the "alternative minimum tax" on its items of tax preference. Third, if Vornado has
(i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if Vornado has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which Vornado fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability. Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Vornado would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period (the "Recognition Period") beginning on the first day of the first taxable year for which Vornado qualified as a REIT, Vornado recognizes gain on the disposition of any asset held by Vornado as of the beginning of the Recognition Period, then, to the extent of the excess of (a) fair market value of such asset as of the beginning of the Recognition Period over (b) Vornado's adjusted basis in such asset as of the beginning of the Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury regulations that have not been promulgated; provided, however, that Vornado shall not be subject to tax on recognized Built-in Gain with respect to assets held as of the first day of the Recognition Period to the extent that the aggregate amount of such recognized Built-in Gain exceeds the net aggregate amount of Vornado's unrealized Built-in Gain as of the first day of the Recognition Period. Eighth, if Vornado acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of Vornado is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Vornado recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by Vornado, then, pursuant to the Treasury regulations that have not yet been issued and to the extent of the Built-in Gain, such gain will be subject to tax at the highest regular corporate rate.

  REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     Vornado has satisfied conditions (1) through (5) and believes that it has also satisfied condition (6). In addition, Vornado's Declaration of Trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest, which restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in (5) and
(6) above. The ownership and transfer restrictions pertaining to the Common Shares are described above under the headings "Description of Common
Shares -- Restrictions on Ownership".

     Vornado owns a number of wholly-owned subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, Vornado's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and such items (as the case may be) of Vornado. Vornado believes that all of its wholly-owned subsidiaries are "qualified REIT subsidiaries."

     In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described herein. Thus, actions taken by partnerships in which Vornado owns an interest either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from "prohibited transactions".

     INCOME TESTS. In order to maintain its qualification as a REIT, Vornado annually must satisfy three gross income requirements. First, at least 75% of Vornado's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property"-- which term generally includes expenses of Vornado that are paid or reimbursed by tenants) or from certain types of temporary investments. Second, at least 95% of Vornado's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, for its taxable years before 1998, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of Vornado's gross income (including gross income from prohibited transactions) for each such taxable year.

     Rents received by Vornado will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property". Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, that Vornado may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only or are not considered "rendered to the occupant" of the property. Vornado does not derive significant rents from Related Party

Tenants, and Vornado does not and will not derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). Vornado directly performs services for certain of its tenants. Vornado does not believe that the provision of such services will cause its gross income attributable to such tenants to fail to be treated as "rents from real property." For taxable years of Vornado beginning after August 5, 1997, if Vornado provides services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by Vornado for any such services will not be treated as "rents from real property" for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as "rents from real property" unless the amounts treated as received in respect of such services, together with amounts received for certain management services, exceeds 1% of all amounts received or accrued by Vornado during the taxable year with respect to such property. Under the literal wording of Section 856 of the Code, if the 1% threshold is exceeded, then all amounts received or accrued by Vornado with respect to the property will not qualify as "rents from real property", even if the impermissible services are provided to some, but not all, of the tenants of the property.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if Vornado's failure to meet such tests was due to reasonable cause and not due to willful neglect, Vornado attaches a schedule of the sources of its income to its Federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Vornado would be entitled to the benefit of these relief provisions. As discussed above under "-- General," even if these relief provisions apply, a tax would be imposed with respect to the excess income.

     ASSET TESTS. Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Vornado's total assets must be represented by real estate assets (including (i) real estate assets held by Vornado's qualified REIT subsidiaries and Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest, (ii) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or long-term (at least five years) debt, stock or debt instruments purchased with such proceeds and (iii) stock issued by another
REIT), cash, cash items and government securities. Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities (other than securities issued by another
REIT) owned by Vornado may not exceed 5% of the value of Vornado's total assets and Vornado may not own more than 10% of any one issuer's outstanding voting securities.

     Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the Operating Partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of taxable years beginning with its taxable year ending December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Shearman & Sterling is relying upon representations received from Alexander's.

     Since April of 1997 Vornado has also owned, through the Operating Partnership, more than 10% of the voting securities of Two Penn. Vornado's indirect ownership interest in Two Penn will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn qualifies as a REIT for its first taxable year and each taxable year thereafter. Vornado believes that Two Penn will also qualify.

     In order to ensure compliance with the 95% gross income test described above, Vornado transferred certain contract rights and obligations to VMC, a New Jersey corporation, in return for all of VMC's nonvoting preferred stock (the "Nonvoting Stock"). Since April of 1997, the Nonvoting Stock has been held by the Operating Partnership. The Nonvoting Stock entitles the holder thereof to 95% of the dividends paid by VMC. Vornado does not believe that its indirect ownership of the Nonvoting Stock will adversely affect its ability to satisfy the asset tests described above.

     Vornado also owns, through the Operating Partnership, nonvoting shares in a number of corporations. Vornado does not believe that the characteristics or value of such shares will cause Vornado to fail to satisfy the REIT asset tests described above.

     ANNUAL DISTRIBUTION REQUIREMENTS. Vornado, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of Vornado's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and Vornado's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property minus (B) the sum of certain items of non-cash income. In addition, if Vornado disposes of any asset during its Recognition Period, Vornado will be required, pursuant to Treasury regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Vornado does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado should fail to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Vornado would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Vornado intends to satisfy the annual distribution requirements.

     It is possible that Vornado, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of Vornado. In the event that such timing differences occur, in order to meet the 95% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  FAILURE TO QUALIFY

     If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Vornado fails to qualify will not be deductible by Vornado nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Vornado would be entitled to such statutory relief.

TAXATION OF HOLDERS OF COMMON SHARES

  U.S. SHAREHOLDERS

     As used herein, the term "U.S. Shareholder" means a holder of Common Shares or Preferred Shares ("Shares") who (for United States Federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any State, or (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

     As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. Distributions made by Vornado that are properly designated by Vornado as capital gain dividends will be taxable to U.S. Shareholders as gain from the sale of a capital asset held for more than one year (to the extent that they do not exceed Vornado's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his shares. Thus, subject to certain limitations, capital gains dividends received by an individual U.S. Shareholder may be eligible for 20%, 25%, or 28% capital gains rates of taxation. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that Vornado makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his shares taxable as capital gains (provided that the Shares have been held as a capital asset). For purposes of determining the portion of distributions on separate classes of Shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of Preferred Shares before being allocated to other distributions. Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Vornado and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Vornado on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

     For taxable years of Vornado beginning after August 5, 1997, U.S. Shareholders holding Shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, such amount as Vornado may designate in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. Shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of such undistributed net capital gains. U.S. Shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have paid by such shareholders. U.S. Shareholders will increase their basis in their Shares by the difference between the amount of such includible gains and the tax deemed paid by the shareholder in respect of such gains.

     Distributions made by Vornado and gain arising from the sale or exchange by a U.S. Shareholder of Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain.

     Upon any sale or other disposition of Shares, a U.S. Shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the Shares for tax purposes. Such gain or loss will be capital gain or loss if the Shares have been held by the U.S.

Shareholder as a capital asset, will be long-term gain or loss if such Shares have been held for more than one year. Long-term capital gain of an individual U.S. Shareholder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and a maximum tax rate of 20% in respect of property held in excess of 18 months. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares of Vornado that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from Vornado which were required to be treated as long-term capital gains.

     BACKUP WITHHOLDING. Vornado will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide Vornado with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

     TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its Shares as "debt financed property" within the meaning of the Code and such Shares are not otherwise used in a trade or business, the dividend income from Shares will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Shares will not constitute UBTI unless such tax-exempt shareholder has held such Shares as "debt financed property" within the meaning of the Code or has used the Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code, respectively, income from an investment in Vornado's Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as UBTI to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the equity interests in the REIT. Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts".

     A REIT is a "pension-held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (A) at least one qualified trust holds more than 25% (by value) of the interests in the REIT or (B) one or more qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income (less direct expenses related thereto) of the REIT from unrelated trades or businesses (determined as though the REIT were a qualified trust) to (ii) the total gross income (less direct expenses related thereto) of the REIT. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a "pension-held REIT".

     Tax-exempt entities will be subject to the rules described above, under the heading "-- U.S. Shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders. Thus, such entities will be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

  NON-U.S. SHAREHOLDERS

     The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in Shares, including any reporting requirements.

     ORDINARY DIVIDENDS. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests (discussed below) and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. Such distributions to Non-U.S. Shareholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to tax at graduated rates in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-U.S. Shareholder, unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (ii) the Non-U.S. Shareholder files an IRS Form 4224 (or a successor form) with Vornado or the appropriate withholding agent claiming that the distributions are "effectively connected" income.

     Distributions to a Non-U.S. Shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

     RETURN OF CAPITAL. Distributions in excess of current and accumulated earnings and profits of Vornado, which are not treated as attributable to the gain from disposition by Vornado of a U.S. real property interest, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Shares, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

     CAPITAL GAIN DIVIDENDS. For any year in which Vornado qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). Vornado is required by applicable Treasury regulations under FIRPTA to withhold 35% of any distribution that could be designated by Vornado as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made prior to the day Vornado actually effects such designation, then (although such distribution may be taxable to a Non-U.S. Shareholder) such distribution is not subject to withholding under FIRPTA; rather, Vornado must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. tax liability.

     SALES OF SHARES. Gain recognized by a Non-U.S. Shareholder upon a sale or exchange of Common Shares generally will not be taxed under FIRPTA if Vornado is a "domestically controlled REIT," defined generally as a REIT in respect of which at all times during a specified testing period less than 50% in value of the stock is and was held directly or indirectly by foreign persons. Vornado believes that it is and will continue to be a "domestically controlled REIT," and, therefore, that the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

     If Vornado were not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of Shares would be subject to tax under FIRPTA only if the selling Non-U.S. Shareholder owned more than 5% of the class of Shares sold at any time during a specified period (generally the shorter of the period that the Non-U.S. Shareholder owned the Shares sold or the five-year period ending on the date of disposition). If the gain on the sale of Shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such Shares would be required to withhold 10% of the gross purchase price.

     TREATY BENEFITS. Pursuant to current Treasury regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Shareholders that are partnerships or entities that are similarly fiscally transparent for Federal income tax purposes, and persons holding Shares through such entities, may be subject to restrictions on their ability to claim benefits under U.S. tax treaties and should consult a tax advisor.

     Under recently issued Treasury regulations that are effective for payments made after December 31, 1999 (the "Withholding Regulations"), however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the Withholding Regulations, in the case of Shares held by a foreign partnership, (x) the certification requirement would generally be applied to the partners in the partnership and (y) the partnership would be required to provide certain information, including a United States taxpayer identification number. The Withholding Regulations provide look-through rules in the case of tiered partnerships.

OTHER TAX CONSEQUENCES

     Vornado and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders are urged to consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

                              SELLING SHAREHOLDERS

     The Secondary Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below. As described elsewhere herein, "Selling Shareholders" are only those persons who may receive Redemption Shares upon redemption of Units and who may be affiliates of Vornado.

     Resales of Redemption Shares issued pursuant to this Prospectus to persons who are not at the time of redemption affiliates of Vornado will not be restricted under the Securities Act. Holders of Units who are not affiliates of Vornado are therefore not included herein as Selling Shareholders.

     The following table provides the names of and the number of Common Shares or Units known to Vornado to be owned by each Selling Shareholder as of March 31, 1998. As indicated in the footnotes, the number of shares includes the number of Common Shares into which Units held by the Selling Shareholders are redeemable. Each Selling Shareholder may sell any or all of the Common Shares included herein, but Vornado cannot estimate the number of shares that may be offered and sold, or that will be owned by each Selling Shareholder upon completion of the offering to which this Prospectus relates.

     The number of Redemption Shares being registered pursuant to the Registration Statement of which this Prospectus forms a part represents the maximum aggregate number of Common Shares that Vornado may elect to issue upon redemption of Units that are tendered for redemption by the holders thereof.

                                                                 NUMBER OF
                                                               SHARES AND/OR
                                                                UNITS OWNED
                                                              AND SHARES THAT
                                                                  MAY BE
                            NAME                                  OFFERED
                            ----                              ---------------
The Mendik Partnership, L.P.................................     2,549,782
FW/Mendik REIT, L.L.C.......................................       801,926
Mendik RELP Corp............................................           846

     Bernard H. Mendik, the Co-Chairman of the Board of Trustees of Vornado and Chief Executive Officer of the Mendik Division of the Company, is a limited partner in, and controls the company which is the general partner of, The Mendik Partnership, L.P. FW/Mendik REIT, L.L.C., is comprised of two members controlled by Mr. Mendik, and Mendik RELP Corp. is controlled by Mr. Mendik.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to (i) the possible issuance by Vornado of up to 5,681,124 Redemption Shares, if, and to the extent that, Vornado elects to issue such Redemption Shares to holders of up to 5,681,124 Units, upon the tender of such Units for redemption and (ii) the offer and sale from time to time by the holders thereof of Redemption Shares that may be issued and held by persons who may be affiliates of Vornado.

     Vornado has registered the Redemption Shares for sale to permit the holders thereof to sell such shares without restriction in the open market or otherwise, but registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

     Vornado will not receive any cash proceeds from the offering by the Selling Shareholders or from the issuance of the Redemption Shares to holders of Units upon receiving a notice of redemption. Vornado will acquire one Unit from an exchanging partner, in exchange for each Redemption Share that Vornado issues. Consequently, with each redemption, Vornado's interest in the Operating Partnership will increase.

     Secondary Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Secondary Shares may be sold by the Selling Shareholders by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell such Secondary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase of such Secondary Shares by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sales. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any Common Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     All costs, expenses and fees in connection with the registration of the Redemption Shares, including any Secondary Shares sold by the Selling Shareholders, will be borne by Vornado. Commissions and discounts, if any, attributable to the sales of Secondary Shares by the Selling Shareholders will be borne by the Selling Shareholders.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from Vornado's Annual Report on Form 10-K for the year ended December 31, 1997, and the statement of revenues and certain expenses of One Penn Plaza for the year ended December 31, 1996, the statement of revenues and certain expenses of 150 East 58th Street for the year ended December 31, 1996, and the statement of revenues and certain expenses of 640 Fifth Avenue for the year ended December 31, 1996, all incorporated by reference in this Prospectus from Vornado Realty Trust's Current Report on Form 8-K/A, dated November 18, 1997 and filed with the Commission on February 3, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined statement of revenue and certain operating expenses of The Merchandise Mart Group of Properties for the year ended December 31, 1996 incorporated by reference in this Prospectus from Vornado Realty Trust's Current Report on Form 8-K/A, dated January 26, 1998 and filed with the Commission on February 9, 1998, and the combined statement of revenue and certain operating expense of the Merchandise Mart Group of Properties for the year ended December 31, 1997 incorporated by reference in this Prospectus from Vornado Realty Trust's Current Report on Form 8-K/A, dated April 1, 1998 and filed with the Commission on April 9, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         VALIDITY OF THE COMMON SHARES

     The validity of the Common Shares issued hereunder will be passed upon for Vornado by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, Maryland counsel to Vornado.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than Underwriting Compensation, are as follows:

SEC registration fee........................................  $   69,237
Printing and engraving expenses.............................  $   50,000
Legal fees and disbursements................................  $  100,000
Accounting fees and disbursements...........................  $   50,000
Transfer Agent's and Depositary's fees and disbursements....  $   25,000
Blue Sky fees and expenses..................................  $   15,000
Miscellaneous (including listing fees)......................  $   25,000
          Total.............................................  $  334,237

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Vornado's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Title 8.

     Vornado's Declaration of Trust authorizes it to indemnify, and to pay or reimburse reasonable expenses to, as such expenses are incurred by, each trustee or officer (including any person who, while a trustee of Vornado, is or was serving at the request of Vornado as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims and liabilities to which such person may become subject by reason of his being or having been a trustee, officer, employee or agent.

     Vornado's Bylaws require it to indemnify (a) any trustee or officer or any former trustee or officer (including and without limitation, any individual who, while a trustee or officer and at the request of Vornado, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Vornado's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

     Title 8 permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of Vornado pursuant to the foregoing provisions or otherwise, Vornado has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

     The Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, as amended (the "Partnership Agreement"), of the Operating Partnership provides, generally, for the indemnification of an "Indemnitee" against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the Operating Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes
(i) any person made a party to a proceeding by reason of its status as (A) the general partner of the Operating Partnership, (B) a limited partner of the Operating Partnership or (C) an officer of the Operating Partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the Operating Partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating Partnership, and in no event may an Indemnitee subject the limited partners of the Operating Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, trustees or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Operating Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

     Pursuant to the Registration Rights Agreement, Vornado agrees to indemnify each Unit holder named therein and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Redemption Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of Vornado; and (iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity does not apply to any Unit holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such Unit holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) such Unit holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Pursuant to the Registration Rights Agreement, each of the Unit holders named therein agrees to indemnify Vornado, its Trustees and officers and each person, if any, who controls Vornado within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Redemption Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of such Unit holder; and (iii) against any and all expenses whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that such indemnity shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Vornado by such Unit holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) such Unit holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. A Unit holder shall not be required to indemnify Vornado, its officers and Trustees or its control persons with respect to any amount in excess of the amount of the total proceeds to such Unit holder from sales of the Redemption Shares of such Unit holder under the Registration

Statement, and no Unit holder shall be liable under the indemnification provision for any statements or omissions of any other Unit holder.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, trustees or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Company has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                               EXHIBIT
-------                             -------
  3.1     Amended and Restated Declaration of Trust of Vornado,
          amended April 3, 1997 (incorporated by reference to Exhibit
          3.1 of Vornado's Registration Statement on Form S-8 (File
          No. 333-29011), filed on June 12, 1997)
  3.2     By-laws of Vornado, as amended on April 28, 1997
          (incorporated by reference to Exhibit 3(b) of Vornado's
          Quarterly Report on Form 10-Q for the period ended March 31,
          1997 (File No. 001-11954), filed on May 14, 1997)
  3.3     Second Amended and Restated Agreement of Limited Partnership
          of the Operating Partnership, dated as of October 20, 1997
          (the "Partnership Agreement") (incorporated by reference to
          Exhibit 3.4 of Vornado's Annual Report on Form 10-K for the
          year ended December 31, 1997 (File No. 001-11954), filed on
          March 31, 1998 (the "1997 10-K"))
  3.4     Amendment, dated as of December 16, 1997, to the Partnership
          Agreement (incorporated by reference to Exhibit 3.5 of
          Vornado's 1997 10-K)
  3.5     Second Amendment, dated as of April 1, 1998, to the
          Partnership Agreement
  4.1     Specimen certificate representing Vornado's Common Shares of
          Beneficial Interest, par value $0.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado's
          Registration Statement on Form S-3 (File No. 33-62395),
          filed on October 26, 1995)
    5     Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  8.1     Tax opinion of Sullivan & Cromwell
  8.2     Tax opinion of Shearman & Sterling
   10     Registration Rights Agreement, dated as of April 15, 1997, between Vornado and the Unit Holders named therein
          (incorporated by reference to Exhibit 10.2 of Vornado's
          Current Report on Form 8-K, dated April 15, 1997, as filed with the Commission on April 30, 1997)
 23.1     Consents of Deloitte & Touche LLP
 23.2     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5.1)
 23.3     Consent of Sullivan & Cromwell (included in its opinion
          filed as Exhibit 8.1)
 23.4     Consent of Shearman & Sterling (included in its opinion
          filed as Exhibit 8.2)
 23.5     Consents of Arthur Andersen LLP
 24.1     Powers of Attorney (included on signature page)

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook and State of New Jersey, on April 14, 1998.

                                          VORNADO REALTY TRUST,
                                          a Maryland real estate investment
                                          trust

                                          By:
                                              /s/      STEVEN ROTH

                                            ------------------------------------
                                            Steven Roth
                                            Chairman of the Board of Trustees
                                            (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Roth, Michael D. Fascitelli, Joseph Macnow and Irwin Goldberg, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

                SIGNATURE                                       TITLE                           DATE
                ---------                                       -----                           ----

             /s/ STEVEN ROTH                  Chairman of the Board of Trustees            April 14, 1998
------------------------------------------      (Principal Executive Officer)
               Steven Roth

        /s/ MICHAEL D. FASCITELLI             President and Trustee                        April 14, 1998
------------------------------------------
          Michael D. Fascitelli

          /s/ BERNARD H. MENDIK               Co-Chairman of the Board of Trustees         April 14, 1998
------------------------------------------      and Chief Executive Officer of the
            Bernard H. Mendik                   Mendik Division

            /s/ IRWIN GOLDBERG                Vice President -- Chief Financial Officer    April 14, 1998
------------------------------------------      (Principal Financial and Accounting
              Irwin Goldberg                    Officer)

           /s/ DAVID MANDELBAUM               Trustee                                      April 14, 1998
------------------------------------------
             David Mandelbaum

            /s/ STANLEY SIMON                 Trustee                                      April 14, 1998
------------------------------------------
              Stanley Simon

           /s/ RICHARD R. WEST                Trustee                                      April 14, 1998
------------------------------------------
             Richard R. West

           /s/ RONALD G. TARGAN               Trustee                                      April 14, 1998
------------------------------------------
             Ronald G. Targan

        /s/ RUSSELL B. WIGHT, JR.             Trustee                                      April 14, 1998
------------------------------------------
          Russell B. Wight, Jr.

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                    EXHIBIT
-------                                  -------
  3.1     --   Amended and Restated Declaration of Trust of Vornado,
               amended April 3, 1997 (incorporated by reference to Exhibit
               3.1 of Vornado's Registration Statement on Form S-8 (File
               No. 333-29011), filed on June 12, 1997)
  3.2     --   By-laws of Vornado, as amended on April 28, 1997
               (incorporated by reference to Exhibit 3(b) of Vornado's
               Quarterly Report on Form 10-Q for the period ended March 31,
               1997 (File No. 001-11954), filed on May 14, 1997)
  3.3     --   Second Amended and Restated Agreement of Limited Partnership
               of the Operating Partnership, dated as of October 20, 1997
               (the "Partnership Agreement") (incorporated by reference to
               Exhibit 3.4 of Vornado's Annual Report on Form 10-K for the
               year ended December 31, 1997 (File No. 001-11954), filed on
               March 31, 1998 (the "1997 10-K"))
  3.4     --   Amendment, dated as of December 16, 1997, to the Partnership
               Agreement (incorporated by reference to Exhibit 3.5 of
               Vornado's 1997 10-K)
  3.5     --   Second Amendment, dated as of April 1, 1998, to the
               Partnership Agreement
  4.1     --   Specimen certificate representing Vornado's Common Shares of
               Beneficial Interest, par value $0.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado's
               Registration Statement on Form S-3 (File No. 33-62395),
               filed on October 26, 1995)
    5     --   Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  8.1     --   Tax opinion of Sullivan & Cromwell
  8.2     --   Tax opinion of Shearman & Sterling
   10     --   Registration Rights Agreement, dated as of April 15, 1997, between Vornado Realty Trust and the Unit holders named
               therein (incorporated by reference to Exhibit 10.2 of
               Vornado's Current Report on Form 8-K, dated April 15, 1997, as filed with the Commission on April 30, 1997)
 23.1     --   Consents of Deloitte & Touche LLP
 23.2     --   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 5.1)
 23.3     --   Consent of Sullivan & Cromwell (included in its opinion
               filed as Exhibit 8.1)
 23.4     --   Consent of Shearman & Sterling (included in its opinion
               filed as Exhibit 8.2)
 23.5     --   Consents of Arthur Andersen LLP
 24.1     --   Powers of Attorney (included on signature page)